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                                                                   Exhibit 10.33

                                                                  EXECUTION COPY

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                            COMPBENEFITS CORPORATION

                                     and the

                       SUBSIDIARY GUARANTORS NAMED HEREIN

                          $36,000,000 Principal Amount

                                       of

             11.75% Senior Subordinated Notes Due April 12, 2016 of

                            COMPBENEFITS CORPORATION

                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                           Dated as of April 13, 2006

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                                TABLE OF CONTENTS

                                                                            Page
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
Section 1. PURCHASE AND SALE OF NOTES....................................     1
   1.1   Issue of Notes..................................................     1
   1.2   Purchase and Sale of Notes......................................     1
   1.3   Registration of Notes...........................................     3
   1.4   Delivery Expenses...............................................     3
   1.5   Issue Taxes.....................................................     3
   1.6   Direct Payment..................................................     3
   1.7   Lost Notes, Etc.................................................     4
   1.8   Indemnification.................................................     5
   1.9   Further Actions.................................................     6
   1.10  Other Covenants.................................................     7

Section 2. CLOSING CONDITIONS............................................     7
   2.1   Delivery of Documents...........................................     7
   2.2   Legal Investment, Purchase Permitted by Applicable Laws.........     9
   2.3   Payment of Fees.................................................    10
   2.4   Compliance with Agreements......................................    10
   2.5   Completion of Other Transactions................................    10
   2.6   Representations and Warranties..................................    11
   2.7   No Event of Default.............................................    11
   2.8   Equity Acquisition..............................................    11
   2.9   Proceedings Satisfactory........................................    11
   2.10  Consents and Permits............................................    11
   2.11  No Material Adverse Effect......................................    11
   2.12  No Material Judgment or Order...................................    12

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................    12
   3.1   Organization, Authorization, Capitalization.....................    12
   3.2   No Violation or Conflict, No Default............................    14
   3.3   Use of Proceeds.................................................    14
   3.4   No Material Adverse Change; No Internal Control Event; Financial
         Statements......................................................    15
   3.5   Full Disclosure.................................................    16
   3.6   Third Party Consents............................................    16
   3.7   No Violation of Regulations of Board of Governors of Federal
         Reserve System..................................................    17
   3.8   Private Offering................................................    17
   3.9   Governmental Regulations........................................    17
   3.10  Brokers.........................................................    18
   3.11  Solvency........................................................    18
   3.12  Ownership of Personal Property; Liens...........................    18
   3.13  Litigation......................................................    18
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
   3.14  Labor Relations.................................................    19
   3.15  Taxes...........................................................    19
   3.16  Environmental Matters...........................................    20
   3.17  ERISA...........................................................    21
   3.18  Intellectual Property...........................................    22
   3.19  Compliance with Laws............................................    23
   3.20  Indebtedness....................................................    24
   3.21  Investments.....................................................    24
   3.22  Insurance.......................................................    24
   3.23  Survival of Representations and Warranties......................    24
   3.24  Compliance with HIPAA...........................................    25
   3.25  Stockholders Agreements.........................................    25
   3.26  No Burdensome Restrictions; Material Agreements.................    25
   3.27  Nature of Business..............................................    26
   3.28  Transactions with Affiliates....................................    26

Section 4. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER..............    26
   4.1   Purchase for Own Account........................................    27
   4.2   Accredited Investor.............................................    27
   4.3   Authorization...................................................    27
   4.4   Notes Restricted................................................    27
   4.5   Source of Funds.................................................    28

Section 5. COVENANTS.....................................................    29
   5.1   Payment of Notes, Satisfaction of Obligations...................    29
   5.2   Financial Statements and Reports................................    29
   5.3   Compliance Certificate..........................................    31
   5.4   Limitation on Restricted Payments...............................    32
   5.5   Limitation on Additional Indebtedness and Issuance of
         Disqualified Stock..............................................    34
   5.6   Limitation on Transactions With Affiliates......................    35
   5.7   Restrictions on Liens...........................................    36
   5.8   Limitation on Sale of Assets....................................    36
   5.9   Limitation on Capital Expenditures..............................    39
   5.10  Limitation on Dividend and Other Payment Restrictions Affecting
         Subsidiaries....................................................    39
   5.11  Change of Control...............................................    40
   5.12  Financial Covenants.............................................    41
   5.13  Fiscal Year; Organizational and Certain Other Documents.........    42
   5.14  Limitation on Ranking of Future Indebtedness....................    42
   5.15  Usury Laws......................................................    43
   5.16  Corporate Existence, Merger; Successor Corporation..............    43
   5.17  Same Business...................................................    46
   5.18  Taxes...........................................................    46
   5.19  Investment Company Act..........................................    47
   5.20  Ownership of Subsidiaries.......................................    47
   5.21  Insurance.......................................................    47
   5.22  Employee Plans..................................................    48
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
   5.23  ERISA Notices...................................................    48
   5.24  Inconsistent Agreements.........................................    49
   5.25  Compliance with Laws, Maintenance of Licenses...................    49
   5.26  Inspection of Properties and Records............................    49
   5.27  Board of Director Observation Rights............................    50
   5.28  Maintenance of Office or Agency.................................    50
   5.29  Private Placement Number........................................    50
   5.30  Senior Indebtedness Amendments..................................    50
   5.31  Limitation on the Company.......................................    51
   5.32  Notices of Certain Proceedings and Change of Senior Bank........    51

Section 6. REDEMPTION....................................................    51
   6.1   The Company's Right to Redeem...................................    51
   6.2   Selection of Notes to Be Redeemed...............................    51
   6.3   Notice of Redemption............................................    52
   6.4   Effect of Notice of Redemption..................................    52
   6.5   Payment of Redemption Price.....................................    53

Section 7. DEFAULTS AND REMEDIES.........................................    53
   7.1   Events of Default...............................................    53
   7.2   Acceleration of Notes, Remedies.................................    55
   7.3   Premium on Acceleration.........................................    55
   7.4   Other Remedies..................................................    55
   7.5   Waiver of Past Defaults.........................................    56
   7.6   Rights of Holders to Receive Payment............................    56
   7.7   Undertaking for Costs...........................................    56

Section 8. SUBORDINATION.................................................    56
   8.1   Notes Subordinated to Senior Indebtedness.......................    56
   8.2   No Payment on Notes in Certain Circumstances....................    56
   8.3   Notes Subordinated to Prior Payment of All Senior Indebtedness
         on Dissolution, Liquidation or Reorganization...................    59
   8.4   Noteholders to Be Subrogated to Rights of Holders of Senior
         Indebtedness....................................................    60
   8.5   Obligations of the Company Unconditional........................    60
   8.6   Subordination Rights Not Impaired by Acts or Omissions of the
         Company or Holders of Senior Indebtedness.......................    61
   8.7   Section 8 Not to Prevent Events of Default......................    61

Section 9. AMENDMENTS AND WAIVERS........................................    61
   9.1   With Consent of Holders.........................................    61
   9.2   Revocation and Effect of Consents...............................    62
   9.3   Notation on or Exchange of Notes................................    63
   9.4   Payment of Expenses.............................................    63

Section 10. DEFINITIONS..................................................    63
   10.1  Definitions.....................................................    63
   10.2  Rules of Construction...........................................    87
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
   10.3  Accounting Terms................................................    87

Section 11. SUBSIDIARY GUARANTY..........................................    88
   11.1  Guaranty........................................................    88
   11.2  Execution and Delivery of Subsidiary Guaranty...................    89
   11.3  Future Subsidiary Guarantors....................................    90
   11.4  Certain Bankruptcy Events.......................................    90
   11.5  Subordination of Subsidiary Guarantees..........................    90

Section 12. MISCELLANEOUS................................................    91
   12.1  Notices.........................................................    91
   12.2  Successors and Assigns..........................................    92
   12.3  Counterparts....................................................    92
   12.4  Headings........................................................    92
   12.5  Governing Law, Submission to Jurisdiction.......................    92
   12.6  Entire Agreement................................................    93
   12.7  Severability....................................................    93
   12.8  Further Assurances..............................................    93
   12.9  Disclosure of Financial Information.............................    93
   12.10 Put and Call Agreements.........................................    93
   12.11 Tax Forms.......................................................    94


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                                     ANNEXES

Annex A   Form of Note
Annex A-1 Form of Subsidiary Guaranty
Annex B   Opinion of Counsel to the Company and its Subsidiaries
Annex C   Opinion of Counsel to Purchasers
Annex D   Form of Intercompany Note
Annex E   Joinder Agreement

SCHEDULES

Schedule 1.1   Purchaser Information
Schedule 1.2   Wire Transfer Instructions
Schedule 2.11  Material Changes
Schedule 3.1   Capitalization
Schedule 3.8   Private Offerings
Schedule 3.10  Brokers
Schedule 3.14  Collective Bargaining Agreements
Schedule 3.17  Employee Benefit Plans
Schedule 3.18  Intellectual Property
Schedule 3.19  Compliance with Laws
Schedule 3.20  Existing Indebtedness
Schedule 3.22  Insurance
Schedule 3.26  Material Contracts
Schedule 3.28  Transactions with Affiliates
Schedule 5.6   Transactions With Affiliates
Schedule 10.1A Existing Investments
Schedule 10.1B Existing Liens
Schedule 10.1C Investor Group


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                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

     This SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT is dated as of April 13, 2006 (this "Agreement"), and entered into by and among CompBenefits Corporation, a Delaware corporation (the "Company"), the Subsidiary Guarantors listed on the signature pages hereto and the purchasers listed on the signature pages hereto (each a "Purchaser" and collectively, the "Purchasers").

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 10.1 hereof.

     In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company agrees and each of the Purchasers agrees, severally but not jointly, as follows:

SECTION 1. PURCHASE AND SALE OF NOTES

1.1 Issue of Notes

     (a) On or before the Closing, the Company will have authorized the issue and sale to the Purchasers, in the respective amounts set forth in Schedule 1.1, of $36,000,000 aggregate principal amount of its 11.75% Senior Subordinated Notes due April 12, 2016 (the "Notes"), to be substantially in the form attached hereto as Annex A.

     (b) The Notes shall include such notations, legends or endorsements set forth thereon or required by law. Each Note shall be dated the date of its issuance. Subject to Section 1.7, the aggregate principal amount of the Notes issued by the Company may not exceed $36,000,000, except to the extent interest is added to the principal of any Note in accordance with the provisions thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Company, by its execution and delivery of this Agreement, expressly agrees to such terms and provisions and to be bound thereby.

1.2 Purchase and Sale of Notes

     (a) Purchase and Sale. The Company agrees to sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained or incorporated herein, each of the Purchasers agrees, severally but not jointly, to purchase the Notes set forth opposite such Purchaser's name in Schedule 1.1 hereto at the purchase price indicated thereon.

     (b) Closing. The purchase and sale of the Notes shall take place at a closing (the "Closing") at the offices of Vinson & Elkins L.L.P., located at 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, at 10:00 a.m., local time, on April 13, 2006, or such other Business Day as may be agreed upon by the Purchasers and the Company (the "Closing Date"). At the Closing, the Company will deliver to each of the Purchasers the Notes to be purchased by such Purchaser (in such permitted denomination or denominations and registered in such Purchaser's name or the name of such nominee or nominees as such Purchaser may request), dated the Closing Date, against payment of the purchase price therefor by intra-bank or Federal funds bank wire transfer of same day funds to such bank account which is identified on Schedule 1.2 hereto or such other account as the Company shall designate at least two Business Days prior to the Closing.

     (c) Fees and Expenses. Subject to Section 8, whether or not the Notes are sold, the Company agrees to pay or reimburse all reasonable expenses relating to this Agreement, including but not limited to:

          (i) Newstone's and each Purchaser's reasonable expenses incurred in connection with the transactions contemplated by this Agreement and the other Documents, including, without limitation, travel and lodging expenses and all costs incurred in connection with such Purchaser's review of the Company's and each of its Subsidiaries' business and operations;

          (ii) the reasonable fees and other charges and expenses of Newstone's counsel and the Purchasers' counsel in connection herewith and with the other Documents;

          (iii) the reasonable cost of printing, reproducing and delivering to Newstone and each Purchaser's home, office or the office of such Purchaser's designee, insured to Newstone or such Purchaser's satisfaction, as applicable, this Agreement, the Stockholders Agreement, the Registration Agreement, the Notes and the other Documents;

          (iv) any reasonable fees and expenses (including the reasonable fees and expenses of counsel) in connection with any registration or qualification of the Notes required in connection with the offer and sale of the Notes pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements;

          (v) Newstone's and each Purchaser's reasonable expenses (including the reasonable fees and expenses of counsel) relating to any amendment to, or modification of, or any waiver or consent or preservation of rights under, this Agreement or any of the other Documents; and

          (vi) all other reasonable expenses, including without limitation counsel's fees, accountant's fees and any rating agency fees incurred by the Company in connection with the transactions contemplated by this Agreement and the other Documents.

     The Company shall deliver to Newstone and each of the Purchasers or to such other persons as Newstone or such Purchaser shall direct, concurrently with the Closing, by intra-bank or Federal funds bank wire transfer of same day funds, and payment for any reasonable and documented out-of-pocket expenses for which Newstone or such Purchaser is entitled to reimbursement pursuant to this Section 1.2(c), including, without limitation, the reasonable and documented fees and expenses of Newstone's counsel and such Purchaser's counsel in accordance with clause (ii) above.


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     (d) Other Purchasers. Each Purchaser's obligations hereunder are subject to the execution and delivery of this Agreement by the other Purchasers listed on the signature pages hereof. The obligations of each Purchaser shall be several and not joint, and no Purchaser shall be liable or responsible for the acts of any other Purchaser under this Agreement.

1.3 Registration of Notes

     The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (the "Note Register"). The names and addresses of the Holders of Notes, the amount of outstanding principal and interest owing to each Holder, the transfer of Notes, and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

     The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected or bound by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 1.3. Payment of or on account of the principal, premium, if any, and interest on any registered Notes shall be made to or upon the written order of such registered holder.

     When Notes are presented to the Company, with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Company shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met.

1.4 Delivery Expenses

     If a Holder surrenders any Note to the Company for any reason, the Company agrees to pay the cost of delivering to such Holder's home, office or to the office of such Holder's designee from the Company, insured to such Holder's reasonable satisfaction, the surrendered Note and each Note issued in substitution, replacement or exchange for, or upon conversion of, the surrendered Note.

1.5 Issue Taxes

     The Company agrees to pay all Taxes (other than Taxes in the nature of income, franchise or gift taxes) and governmental fees in connection with the issuance, sale, delivery or transfer by the Company to each Holder of the Notes and the execution and delivery of the other Documents and any modification of any of such Notes and Documents and will save such Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes and fees. The obligations of the Company under this Section 1.5 shall survive the payment or prepayment of the Notes, at maturity, upon redemption or otherwise, and the termination of this Agreement and the other Documents.

1.6 Direct Payment

     (a) The Company will pay or cause to be paid all amounts payable with respect to any Note (without any presentment of such Note and without any notation of such payment


                                       3

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being made thereon) by crediting (before 12:00 noon, New York City time), by
Federal funds bank wire transfer in same day funds to each Holder's account in any bank in the United States as may be designated and specified in writing by such Holder at least two Business Days prior thereto. Each Purchaser's initial bank account for this purpose is on Schedule 1.1.

     (b) Notwithstanding anything to the contrary contained in the Notes, if any principal amount payable with respect to a Note is payable, at maturity, upon redemption or otherwise, on a Legal Holiday, then the Company shall pay such amount on the next succeeding Business Day, and interest shall accrue on such amount until the date on which such amount is paid and payment of such accrued interest shall be made concurrently with the payment of such amount; provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest shall accrue on such amount. Notwithstanding anything to the contrary contained in the Notes, if any interest payable with respect to a Note is payable on a Legal Holiday, then the Company shall pay such interest on the next succeeding Business Day, and such extension of time shall be included in the computation of the interest payment, provided that the Company may elect to pay in full (but not in part) any such interest on the last Business Day prior to the date such payment otherwise would be due, and such diminution in time shall be included in the computation of the interest payment.

     (c) Each (i) payment or prepayment of principal of the Notes, (ii) payment of interest on the Notes and (iii) payment of consent fees and other amounts paid in respect of the Notes in accordance with this Agreement and the Notes, shall be allocated pro rata among the Holders in accordance with the respective principal amounts of their Notes.

1.7 Lost Notes, Etc.

     If a mutilated Note is surrendered to the Company or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Company to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Note if the customary requirements relating to replacement securities are reasonably satisfied. If required by the Company, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a Note is replaced. If any Purchaser or any other institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the unsecured written agreement of such owner reasonably satisfactory to the Company to indemnify the Company, or at the option of the Purchaser, an indemnity bond in the amount of the Note remaining outstanding.

     Every replacement Note is an obligation of the Company.


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1.8 Indemnification

     In addition to all other sums due hereunder or provided for in this Agreement or any of the other Documents and any and all obligations of the Company to indemnify any Purchaser hereunder or under any of the other Documents, the Company hereby agrees, without limitation as to time, to indemnify each Purchaser, each Affiliate of a Purchaser and each director, officer, employee, counsel, agent or representative of such Purchaser and its Affiliates (collectively, the "Indemnified Parties") against, and hold it and them harmless from, to the fullest extent lawful, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees and disbursements) and expenses, including expenses of investigation (collectively, "Losses"), incurred by it or them and arising out of or in connection with this Agreement, the Senior Credit Agreement, the other Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any proceeding; provided, however, that the Company shall not be liable to any Indemnified Party for any Losses to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Losses arose from the gross negligence or willful misconduct of such Indemnified Party or result from a breach in bad faith of such Indemnified Party's obligations hereunder or under any other Document which (a) is independent of any wrongful act by the Company, its Subsidiaries or Affiliates or any of their respective representatives and (b) was not taken by such Indemnified Party in reliance upon any of, the representations, warranties, covenants or promises of the Company herein (including, without limitation, those incorporated by reference herein) or in the other Documents, including (without limitation) the certificates delivered by the Company pursuant hereto or thereto. The Company agrees to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party. The obligations of the Company to each Indemnified Party hereunder shall be separate obligations, and the Company's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Company under this
Section 1.8 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, any transfer of the Notes by any Purchaser and the termination of this Agreement, the Notes, the Senior Credit Agreement, the Stockholders Agreement, the Registration Agreement and any of the other Documents.

     In case any action, claim or proceeding shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Company hereunder, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses incurred in connection with the defense thereof. The failure to so notify the Company shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced the Company. Each Indemnified Party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Party unless: (i) the Company has agreed to pay such

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expenses; or (ii) the Company has failed promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include any Indemnified Party and the Company or an Affiliate of the Company, and such Indemnified Party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to the Company or such Affiliate or (y) a conflict of interest may exist if such counsel represents such Indemnified Party and the Company or its Affiliate; provided that, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel in the circumstances described in clause (i), (ii) or (iii) above, the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company; provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any local counsel), which counsel shall be designated by such Indemnified Party. The Company shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Company agrees that it will not, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the Indemnified Parties, of the Indemnified Parties from all liability and obligation arising therefrom.

     If the indemnification provided for in this Section 1.8 is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Losses referred to therein, then the Company shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, its Subsidiaries and Affiliates, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.8. any reasonable legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

1.9 Further Actions

     During the period from the date hereof to the Closing Date, the Company shall (a) take all actions necessary or appropriate to cause its representations and warranties contained in Section 4 hereof to be true and correct as of the Closing Date (unless stated to refer to another date), both before and after giving effect to the transactions contemplated by this Agreement and the other Documents, as if made on and as of such date, and (b) take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all Persons and removing all injunctive or other impediments or delays, legal or otherwise, which are necessary to the consummation of the transactions contemplated by this Agreement and the other Documents.

1.10 Other Covenants

     The Company further covenants and agrees not to, and will ensure that no affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Purchasers of the Notes.

SECTION 2. CLOSING CONDITIONS

     The obligations of each Purchaser to purchase and pay for the Notes to be delivered to such Purchaser at the Closing shall be subject to the satisfaction of each of the following conditions on or before the Closing Date:

2.1 Delivery of Documents

     The Company shall have delivered to each Purchaser, and Newstone, as applicable, in form and substance reasonably satisfactory to such Purchaser, the following:

     (a) The Notes being purchased by such Purchaser, duly executed by the Company, in the aggregate principal amount set forth opposite such Purchaser's name on Schedule 1.1.

     (b) (i) An opinion, dated the Closing Date and addressed to such Purchasers and Newstone, from Goodwin Procter LLP counsel for the Company and the Subsidiary Guarantors, as to certain of the matters set forth on Annex B.

          (ii) All opinions delivered pursuant to the Senior Credit Agreement, dated the Closing Date and addressed to the Purchasers and Newstone or accompanied by a written authorization from the Person delivering such legal opinion stating that the Purchasers and Newstone may rely on such opinion as though it were addressed to them.

          (iii) An opinion, dated the Closing Date and addressed to such Purchaser and Newstone, from Vinson & Elkins L.L.P., counsel for the Purchasers, as to the matters set forth on Annex C.

          (iv) An opinion, dated the Closing Date and addressed to such Purchaser and Newstone, from Bruce Mitchell, counsel for the Company and certain of the Subsidiaries, as to certain of the matters set forth on Annex B.

     In rendering such opinions, each counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Constituent Companies (copies of which shall be delivered to such Purchasers and Newstone) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Such counsel shall opine, as applicable, as to the Federal laws of the United States, the laws of the State of New York, the laws of the State of Delaware, and the laws of the state or states governing the Senior Credit Agreement, if other than the State of New York.

     (c) The Consent, Amendment and Joinder Agreement to the Stockholders Agreement and Registration Agreement, duly executed by the Company and other parties thereto other than the Purchasers, (i) waiving any violations of the Stockholders Agreement resulting from Purchasers acquisition of the Purchased Equity, the redemption of the of the Series A Preferred Stock and Series B Preferred Stock, the issuance of the Notes and the other transactions contemplated by this Agreement, the Senior Credit Agreement and the other Documents, (ii) adding the Purchasers as parties to the Stockholders Agreement and Registration Agreement and (iii) agreeing that any Persons who acquire Note(s) and capital stock pursuant to the Put and Call Agreements shall be added as a party to the Stockholders Agreement and Registration Agreement upon such Persons execution of a joinder to the Stockholders Agreement and Registration Agreement (the "Amendment and Joinder Agreement").

     (d) Resolutions of the Board of Directors of the Company, certified by the Secretary or Assistant Secretary of the Company, to be duly adopted and in full force and effect on such date, authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Senior Credit Agreement and the other Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, (ii) the issuance of the Notes and
(iii) specific officers of the Company to execute and deliver this Agreement, the Notes, the Senior Credit Agreement, and any other Documents to which the Company is a party.

     (e) (i) Certificates of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, certifying that (A) all of the conditions set forth in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.10 and 2.11 are satisfied on and as of such date, (B) all of the representations and warranties of the Company contained or incorporated by reference herein are true and correct on and as of such date as though made on and as of such date (unless stated to relate to another date), both immediately prior to and after giving effect to the transactions contemplated by this Agreement and the other Documents and no event has occurred and is continuing, or would result from the issuance of the Notes or the incurrence of indebtedness under the Senior Credit Agreement, which constitutes or would constitute a Default or an Event of Default, (C) the Company has performed its obligations which are required to be performed on or before the closing under the Senior Credit Agreement in accordance therewith and with all applicable law, and (D) as to such other matters as such Purchasers may reasonably request, and (ii) Certificate of the Chief Financial Officer of the Company, dated the Closing Date, certifying that immediately following the purchase of the Notes and the consummation of the transactions contemplated by the Senior Credit Agreement, the Company will have a zero outstanding balance of Senior Revolver Debt, will have outstanding not more than $150,000,000 of Senior Term Debt, and will have outstanding an aggregate of at least $86,752,000 of Series A Convertible Preferred Stock and at least $44,573,000 of Series B Convertible Preferred Stock.

     (f) (i) audited consolidated financial statements of the Company and the Subsidiaries of the Company (as described in the first sentence of Section 3.4(c)) for the fiscal years ended December 31, 2005, 2004, and 2003, and (ii) unaudited consolidated financial statements of the Company and the Subsidiaries of the Company (as described in the first sentence of Section 3.4(c)) for the two month period ended February 28, 2006, together with a certificate of the Chief Financial Officer of the Company to the effect that each of the financial statements referred to in clauses (i) and (ii) were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position, shareholders' equity and income of the Company and the Subsidiaries of the Company, respectively.

     (g) Governmental certificates, dated the most recent practicable date prior to the Closing Date, showing that each of the Constituent Companies is organized and is in good standing in the jurisdiction of its incorporation and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it has executive offices or transacts business, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     (h) Copies of each consent, license and approval required in connection with the execution, delivery and performance by the Company of this Agreement, the Notes, the Senior Credit Agreement, the Registration Agreement, the Stockholders Agreement, the Amendment and Joinder Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby.

     (i) Copies of the Charter Documents of each of the Constituent Companies, certified as of a recent date by the Secretaries of State of their respective states of incorporation, and certified by the Secretary or Assistant Secretary of each of the Constituent Companies, as true and correct as of the Closing Date.

     (j) Certificates of the Secretary or an Assistant Secretary of each of the Constituent Companies as to the incumbency and signatures of the officers or representatives of such entity executing this Agreement, the Notes, the Senior Credit Agreement, the Amendment and Joinder Agreement, the other Documents and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (k) The Pro Forma and the Projections, each in form and substance acceptable to Purchasers;

     (l) The Management Rights Agreement, duly executed by the Company; and

     (m) Such additional information and materials as any Purchaser or Newstone may reasonably request, including, without limitation, copies of any debt agreements, security agreements and other contracts to which any of the Constituent Companies is a party.

2.2 Legal Investment, Purchase Permitted by Applicable Laws

     Each Purchaser's acquisition of the Notes (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion (including, without limitation,

Regulations U and X of the Board of Governors of the Federal Reserve System),
(b) shall constitute a legal investment as of the Closing Date under the laws and regulations and orders of each jurisdiction to which such Purchaser may be subject (without resort to any "basket" or "leeway" provision), and (c) shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous condition in or pursuant to any such law, regulation or order; and such Purchaser shall have received such certificates or other evidence as such Purchaser may reasonably request to establish compliance with this condition.

2.3 Payment of Fees

     [Intentionally Omitted]

2.4 Compliance with Agreements

     The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, in each of the other Documents and in any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date. The Purchasers shall have received evidence, in form and substance reasonably satisfactory to them, that all transactions required by the Senior Credit Agreement to have occurred prior to or on the Closing Date have been consummated or will be consummated on the Closing Date and that all certificates, financial statements, opinions and other documents delivered thereunder were or will be delivered in a form reasonably satisfactory to the Purchasers and their counsel.

2.5 Completion of Other Transactions

     Simultaneously with, prior to or immediately following the sale to each Purchaser of the Notes to be purchased by such Purchaser:

     (a) The Company shall have redeemed all outstanding Series A Preferred Stock and Series B Preferred Stock at a price per share equal to the Series A Senior Preferred Liquidation Preference Amount or Series B Senior Preferred Liquidation Preference Amount (as such terms are defined in the Company's Amended and Restated Certificate of Incorporation), as applicable.

     (b) All of the other Purchasers listed in the signature pages hereof shall have consummated their purchase of Notes pursuant to this Agreement.

     (c) The Company and the lenders party thereto shall have executed and delivered the Senior Credit Agreement; none of the parties to the Senior Credit Agreement shall be in breach of any of their respective material obligations thereunder and all of the conditions precedent to the transactions contemplated thereby, other than the execution and delivery of this Agreement and the purchase and sale of the Notes, shall have been duly satisfied without amendment, modification or waiver of any material condition; and the Company shall have outstanding no Senior Revolver Debt and not more than $150,000,000 of Senior Term Debt.

2.6 Representations and Warranties

     Unless stated to relate to another date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), all of the representations and warranties of each of the Constituent Companies contained or incorporated by reference herein or in any of the other Documents shall be true and correct on and as of the Closing Date, both before and after giving effect to the other transactions contemplated hereby and by the other Documents.

2.7 No Event of Default

     No event shall have occurred and be continuing, or would result from the consummation of the transactions contemplated to be consummated on or prior to the Closing Date by this Agreement, the Senior Credit Agreement or any of the other Documents (including without limitation the purchase of the Notes or the incurrence of indebtedness pursuant to the Senior Credit Agreement), which constitutes or would constitute a Default or an Event of Default.

2.8 Equity Acquisition

     The Purchasers shall have acquired at least $10,000,000 worth of capital stock of the Company (the "Purchased Equity") from stockholders of the Company on terms and conditions acceptable to the Purchasers and Newstone in their sole discretion (such acquisition(s) of the Purchased Equity, the "Equity Purchase Transaction").

2.9 Proceedings Satisfactory

     All proceedings taken in connection with the sale of the Notes, the transactions contemplated hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to such Purchaser. Such Purchaser and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, or as a basis for the Closing opinions, all in form and substance satisfactory to such Purchaser and its counsel.

2.10 Consents and Permits

     The Company shall have received all consents, permits, approvals and authorizations and sent or made all notices, filings, registrations and qualifications as may be required pursuant to any law, statute, regulation or rule (Federal, state, local or foreign) or pursuant to any other agreement, order or decree to which any of them is a party or to which any of them is subject, in connection with the transactions to be consummated on or prior to the Closing Date as contemplated by this Agreement or any of the other Documents.

2.11 No Material Adverse Effect

     Subsequent to December 31, 2005, (a) the Constituent Companies, taken as a whole, shall not have suffered any adverse change in their properties, business, operations, assets, condition (financial or otherwise) or prospects which could reasonably be expected to result in a Material Adverse Effect; and (b) except as set forth in Schedule 2.11 hereto, (i) there shall not have been any material change in the capital stock of the Company or in the capital stock or long-term debt, or material increase in short-term debt, of the Constituent Companies, taken as a whole, (ii) none of the Constituent Companies shall have incurred any liability or obligation, direct or contingent, that is material to the Constituent Companies, taken as a whole, is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest balance sheet previously provided to the Purchasers.

2.12 No Material Judgment or Order

     There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that, in the reasonable judgment of any Purchaser or its counsel, would prohibit the sale or issuance of the Notes hereunder or subject the Company to any material penalty if the Notes were to be issued and sold hereunder.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants on the date hereof and as of the Closing, as follows:

3.1 Organization, Authorization, Capitalization

     (a) Each of the Consolidated Parties (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other necessary power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged and (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

     (b) Each of the Constituent Companies has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, the Senior Credit Agreement and the other Documents to which it is a party, (ii) to issue and perform all of its obligations under the Notes and
(iii) to consummate the transactions contemplated hereby and thereby. Each of this Agreement, the Notes, the Senior Credit Agreement, the Amendment and Joinder Agreement and the other Documents to which a Constituent Company is a party is a legally valid and binding obligation of such entity, enforceable against it in accordance with their respective terms, except for (x) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (y) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

     (c) The total Equity Interests of the Company consist of (i) 20,000 authorized shares of Series A Preferred Stock, of which 20,000 shares were issued and outstanding on the date hereof and no shares will be issued and outstanding upon consummation of the transactions contemplated hereby, (ii) 7,300 authorized shares of Series B Preferred Stock, of which

7,272.727 shares were issued and outstanding on the date hereof and no shares will be issued and outstanding upon consummation of the transactions contemplated hereby, (iii) 100,000 authorized shares of Series A Convertible Preferred Stock, of which 86,002.49 shares were issued and outstanding on the date hereof and 86,002.49 shares will be issued and outstanding upon consummation of the transactions contemplated hereby, (iv) 41,000 authorized shares of Series B Convertible Preferred Stock, of which 40,170.8501 shares were issued and outstanding on the date hereof and 40,170.8501 shares will be issued and outstanding upon consummation of the transactions contemplated hereby, (v) 150,000 authorized shares of Perpetual Preferred Stock, of which no shares were issued and outstanding on the date hereof and no shares will be issued and outstanding upon consummation of the transactions contemplated hereby, (vi) 5,250,000 authorized shares of Convertible Nonvoting Common Stock, of which 3,828,036.2616 shares were issued and outstanding on the date hereof and 3,828,036.2616 shares will be issued and outstanding upon consummation of the transactions contemplated hereby, and (vii) 17,250,000 authorized shares of Common Stock, of which 8,711,154.7386 shares were issued and outstanding on the date hereof and 8,711,154.7386 shares will be issued and outstanding upon consummation of the transactions contemplated hereby, in each case free and clear of any Lien, limitation on voting rights, encumbrance, equity or adverse interest of any nature, except as set forth in the Shareholders Agreement or Permitted Liens. The record holders of the Company's capital stock, immediately prior to consummation of the Equity Purchase Transaction, and the number of shares held by each such Person are set forth on Schedule 3.1. The Persons listed on Schedule 3.1 are the only Subsidiaries of the Company. Schedule 3.1 sets forth as of the Closing Date, the jurisdiction of incorporation of each such Subsidiary, the number of authorized shares of each class of Capital Stock of each such Subsidiary, the number of outstanding shares of each class of Capital Stock, and the number and percentage of outstanding shares of each class of Capital Stock of each such Subsidiary owned (directly or indirectly) by any Person. The Company owns, directly or indirectly, 100% of the outstanding Equity Interests or other securities evidencing equity ownership of each of the Consolidated Subsidiaries, in each case free and clear of any Lien (other than Permitted Liens), limitation on voting rights, encumbrance, equity or adverse interest of any nature, except for Permitted Liens. All of the outstanding Equity Interests of the Company and each of the Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. Except as set forth on Schedule 3.1, the Company does not own, directly or indirectly, any capital stock or any other securities of any corporation, nor does it have any Equity Interest in any firm, partnership, association or other entity. The Subsidiary Guarantors constitute all of the Subsidiaries of the Company which are not Regulated Subsidiaries.

     (d) On the Closing Date, the Notes will be duly authorized and validly issued. Except as set forth on Schedule 3.1, there are no outstanding (i) securities convertible into or exchangeable for any Equity Interests of any of the Constituent Companies, (ii) options, warrants or other rights to purchase or subscribe to Equity Interests of any of the Constituent Companies or securities convertible into or exchangeable for Equity Interests of any of the Constituent Companies, (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any Equity Interests of any of the Constituent Companies, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting of any of the Equity Interests of any of the Constituent Companies.

     (e) Except for the Registration Agreement, none of the Constituent Companies has entered into an agreement to register its securities under the Securities Act. Except for this Agreement and as set forth on Schedule 3.1 hereto, none of the Constituent Companies has entered into any agreement to issue, purchase or sell any of its securities.

     (f) There are no securities of the Company registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

3.2 No Violation or Conflict, No Default

     (a) Neither the execution, delivery or performance of this Agreement, the Notes, the Senior Credit Agreement, the Amendment and Joinder Agreement or any of the other Documents by the Company and the Subsidiary Guarantors, nor the compliance with their obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby and thereby, nor the issuance, sale or delivery of the Notes will:

          (i) violate any provision of the Charter Documents of any of the Constituent Companies;

          (ii) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body to which any of the Constituent Companies or any of their respective properties may be subject;

          (iii) permit or cause the acceleration of the maturity of any debt or obligation of any of the Constituent Companies; or

          (iv) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any Property of any of the Constituent Companies under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which any of the Constituent Companies is a party or by which any of the Constituent Companies (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

     (b) None of the Constituent Companies is in default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold which default could reasonably be expected to have a Material Adverse Effect.

3.3 Use of Proceeds

     The net proceeds from the sale of the Notes hereunder will be used solely to (a) repay any Indebtedness outstanding under the Company's existing senior credit facilities which is not continued as loans under the Senior Credit Agreement, (b) prepay any or all of CDVC's outstanding 12.5% senior subordinated notes due July 11, 2010, (c) redeem any or all of the

Series A Preferred Stock and Series B Preferred Stock, (d) pay any or all of the fees and expenses incurred in connection with the Senior Credit Agreement, this Agreement and the transactions set forth therein and herein, and (e) provide liquidity for working capital.

3.4 No Material Adverse Change; No Internal Control Event; Financial Statements

     (a) No Material Adverse Change. Since December 31, 2005 neither the Company nor any of the Subsidiaries of the Company has suffered any material adverse change in their properties, business, operations, assets, condition (financial or otherwise) or prospects which could reasonably be expected to result in a Material Adverse Effect.

     (b) No Internal Control Event. To the best knowledge of the Company, no Internal Control Event exists or has occurred since the date of the last audited financial statements delivered pursuant to Section 5.2(a) that has resulted in or could reasonably be expected to result in a misstatement in any material respect in any financial information delivered or to be delivered to the Holders, of (i) covenant compliance calculations provided hereunder, or (ii) the assets, liabilities, financial condition or results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis.

     (c) Financial Statements. The Company has previously provided to each Purchaser or its Account Manager (i) the audited consolidated balance sheet of the Company and the Subsidiaries of the Company as of December 31, 2005, 2004, and 2003 and the related audited consolidated statements of income, changes in shareholders' equity and cash flows of the Company and the Subsidiaries of the Company for each such fiscal year, and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries of the Company as of February 28, 2006, and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Company and the Subsidiaries of the Company for the two month period then ended. Such financial statements present fairly in all material respects the consolidated financial position, results of operations, shareholders' equity and cash flows of the Company and the Subsidiaries of the Company at the respective dates or for the respective periods to which they apply. Except as disclosed therein, such statements and related notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except, in the case of the unaudited financial statements, for the absence of footnotes and subject to annual audit adjustments. During the period from December 31, 2005, to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto. The balance sheets and the notes thereto included in the foregoing financial statements disclose all material liabilities, actual or contingent, of the Company, CDVC and their respective Consolidated Subsidiaries as of the dates thereof. All financial statements concerning the Company and the Subsidiaries of the Company that will hereafter be furnished by the Company and the Subsidiaries of the Company to the Purchasers or any Holder pursuant to this Agreement will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and will present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended, except, in the case of the unaudited financial statements, for the absence of footnotes and subject to annual audit adjustments.

     (d) Pro Forma. The Pro Forma was prepared in accordance with GAAP, with only such pro forma adjustments thereto as would be required to present fairly the information contained therein, and is based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

     (e) Projections. True and complete copies of (i) projections of the consolidated revenues, earnings before depreciation, interest and taxes, operating margins, net income and capital expenditures of the Company and the Subsidiaries of the Company for each of the fiscal years ending December 31, 2006, 2007, 2008, 2009 and 2010, prepared by senior management of the Company assuming the consummation of the transactions contemplated hereby and by the other Documents (the "Projections") and (ii) the assumptions and supplemental data used in preparing the Projections (collectively, the "Supplemental Data") have been delivered by the Company to the Purchasers. The Projections were prepared on a basis consistent with both the financial statements of the Company and its Consolidated Subsidiaries and the Supplemental Data which represent a reasonable basis for such preparation. The Projections and the Supplemental Data are based upon good faith estimates and assumptions believed by the Company to be reasonable and attainable at the time made; it being understood by the Purchasers, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such Projections may differ from the projected results and that such differences may be material.

3.5 Full Disclosure

     Neither this Agreement (including without limitation the representations and warranties incorporated herein by reference), the financial statements referred to in Section 3.4, any Document, nor any other document, certificate or written statement furnished by or on behalf of any of the Constituent Companies or any of their respective agents or employees to any Purchaser in connection with the negotiation and sale of the Notes, when taken as a whole, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no material fact known to any of the Constituent Companies or any of their respective agents or employees that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and written statements furnished to the Purchasers for use in connection with the transactions contemplated hereby.

3.6 Third Party Consents

     Neither the nature of the Company nor of any of its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes at the Closing nor the performance by the Constituent Companies of their other obligations hereunder or under any other Document, or the consummation of the transactions contemplated by, this Agreement, or any other Document, as the case may be, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person on the part of any Constituent Company as a condition to the execution and delivery of this Agreement or any of the other Documents or the offer, issuance, sale or delivery of the Notes at the Closing other than such consents, approvals, authorizations, notices, filings, registrations or qualifications which shall have been made or obtained, except for those that the failure to obtain could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, on or prior to the Closing Date (and copies of which will be delivered to the Purchasers) and such filings under Federal and state securities laws which are permitted to be made after the Closing Date and which the Company hereby agrees to file within the time period prescribed by applicable law.

3.7 No Violation of Regulations of Board of Governors of Federal Reserve System

     None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System.

3.8 Private Offering

     Assuming the truth and correctness of the representations and warranties set forth in Section 4 hereof, the sale of the Notes hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Notes, no form of general solicitation or general advertising was used by any of the Constituent Companies or their respective representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     The Purchasers are the sole purchasers of the Notes. Except as set forth on
Schedule 3.8, no securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof. None of the securities issued within such six-month period could be integrated with the issuance of the Notes as a single offering for purposes of the Securities Act, and the Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Notes, or any portion of them, if such offer or sale might bring the issuance and sale of the Notes to any Purchaser hereunder within the provisions of
Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto, with anyone if the sale of the Notes and any such securities could be integrated as a single offering for the purposes of the Securities Act, including without limitation Regulation D thereunder. It is not necessary, in connection with the transactions contemplated hereby, to qualify an indenture under the Trust Indenture Act of 1939, as amended.

3.9 Governmental Regulations

     None of the Constituent Companies is subject to regulation under the Investment Company Act of 1940, as amended, the Federal Power Act, the Interstate Commerce Act, the

Commodity Exchange Act or to any Federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money or consummate the transactions contemplated hereby and by the other Documents.

3.10 Brokers

     Except as set forth on Schedule 3.10, none of the Constituent Companies has dealt with any broker, finder, commission agent or other such intermediary in connection with the sale of the Notes and the transactions contemplated by this Agreement and the other Documents, and none of the Constituent Companies is under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

     The Company agrees to indemnify and hold the Holders harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker's or finder's fees or commission or similar payment in connection with such transactions, except with respect to such fees or commissions incurred by any Purchaser for its account, so long as the Company receives notice of any such action, suit, claim, etc., reasonably promptly after the Holders become aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve the Company of its obligations under this sentence except to the extent, and only to the extent, that the Company is materially prejudiced by such failure to give notice (as determined by a court of competent jurisdiction in a final nonappealable judgment).

3.11 Solvency

     Immediately prior to and after giving effect to the issuance of the Notes and the execution, delivery and performance of this Agreement, the Senior Credit Agreement and the other Documents and any instrument governing Indebtedness of the Company incurred as of the Closing Date, the Company is Solvent.

3.12 Ownership of Personal Property; Liens

     Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective Properties and assets, and none of such assets, is subject to any Lien other than Permitted Liens.

3.13 Litigation

     (a) There is no action, claim, suit, citation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced, or to the knowledge of the Company, threatened ("Proceedings") against or affecting any of the Constituent Companies or any of their properties or assets, except for such Proceedings that, if finally determined adversely to any of the Constituent Companies, could not reasonably be expected to have a Material Adverse Effect, and there is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Documents or the transactions contemplated hereby or thereby.

     (b) None of the Constituent Companies is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal that has had a Material Adverse Effect or that could reasonably be expected to have a Material Adverse Effect.

3.14 Labor Relations

     None of the Constituent Companies, nor any Person for whom any Constituent Company is or may be responsible by law or contract, is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice charge or complaint pending or threatened against any of the Constituent Companies, or any Person for whom any Constituent Company is or may be responsible by law or contract, before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Company, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against any of the Constituent Companies, or any Person for whom any Constituent Company is or may be responsible by law or contract, and (c) no union representation claim or question existing with respect to the employees of any of the Constituent Companies, or any Person for whom any Constituent Company is or may be responsible by law or contract, and no union organizing activities taking place. None of the Constituent Companies, nor any Person for whom any Constituent Company is or may be responsible by law or contract, is a party to any collective bargaining agreement. The hours worked by and payments made to employees of the Consolidated Parties have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All payments due from any Consolidated Party, or for which any claim may be made against any Consolidated Party, on account of wages, employee health and welfare insurance or other benefits, have been paid or accrued as a liability on the books of the Consolidated Parties.

     Except such as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries of the Company has violated any applicable Federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, and occupational safety and health, or any provisions of ERISA or the rules and regulations promulgated thereunder or any other applicable law (whether foreign or domestic) relating to or governing the operation or maintenance of any plan or arrangement falling within the definition of an "employee benefit plan" (as such term is defined in Section 3 of ERISA) or any other employee benefit plan or arrangement.

3.15 Taxes

     All Tax Returns required to be filed by any of the Constituent Companies have been timely filed. All Taxes due or owing from any of the Constituent Companies that are due and payable have been paid, other than those (a) being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP, (b) those currently payable without penalty or interest and for which an adequate reserve or accrual has been established or extensions duly filed, or (c) in the case of other assessments and other governmental charges or levies imposed upon a Constituent Company or upon a Constituent Company's income or profits, or upon any of its Properties, those in an aggregate amount not to exceed $50,000. The Company does not know of (i) any actual or proposed material additional Taxes or (ii) any probable basis for the imposition of any material additional Taxes for any fiscal period against any of the Constituent Companies.

3.16 Environmental Matters

     To the knowledge of the Company, except as could not reasonably be expected to have a Material Adverse Effect:

     (a) each of the Constituent Companies, and any Person for whom any Constituent Company is or may be responsible by law or contract (which such Person is included in the definition of "Company" for purposes of this Section 3.16), is in full compliance with all Environmental Laws, which compliance includes, but is not limited to, (i) compliance with all standards, schedules and timetables therein, (ii) the possession of all permits, licenses, approvals and other authorizations required under the Environmental Laws or with respect to the operation of the Constituent Companies' or such Person's business, Property and assets, and compliance with the terms and conditions thereof and
(iii) any Federal, state, local or foreign approvals required pursuant to any Environmental Laws that pertain or relate to the transactions contemplated by this Agreement;

     (b) none of the Constituent Companies has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that any of the Constituent Companies is not in full compliance with any Environmental Law, none of the Constituent Companies has any liability under any Environmental Law, and there are no past or present actions, activities, circumstances, conditions, events or incidents that may be expected to prevent or interfere with full compliance with applicable Environmental Laws in the future;

     (c) there is no Environmental Claim pending or threatened against any of the Constituent Companies;

     (d) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could be expected to form the basis of any Environmental Claim against any of the Constituent Companies;

     (e) no real property or facility owned, used, operated, leased, managed or controlled by any of the Constituent Companies, or any predecessor in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or on any other state or local list established pursuant to any Environmental Law;

     (f) there have been no releases (including, without limitation, any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of Materials of Environmental

Concern by any of the Constituent Companies, or any predecessor in interest, at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by any of the Constituent Companies, and none of the Constituent Companies has incurred or expects to incur liability for contamination at, on, under, from or into any onsite or off-site locations where any of the Constituent Companies have stored, disposed or arranged for the disposal of Materials of Environmental Concern;

     (g) no underground storage tank or other underground storage receptacle, or related piping, is located on a facility or Property currently owned, operated, leased, managed or controlled by any of the Constituent Companies;

     (h) there is no asbestos contained in or forming part of any building, building component, structure or office space, and no polychlorinated biphenyls
(PCBS) or PCB-containing items are used or stored at any Property, owned, operated, leased, managed or controlled, whether currently or in the past (for which such matters the Constituent Companies could be liable), by any of the Constituent Companies.

     "Environmental Claim" means any claim, action, cause of action, investigation of which the Constituent Companies, including any of their employees, are aware, or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by any of the Constituent Companies, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "Materials of Environmental Concern" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos containing materials, or PCBS.

3.17 ERISA

     No condition exists or event or transaction has occurred in connection with any "employee benefit plan" maintained or contributed to by the Company or any ERISA Affiliate (any such plan herein referred to as a "Plan") that has resulted or is reasonably likely to result in the Company or any ERISA Affiliate incurring any liability, fine or penalty except as could not reasonably be expected to have a Material Adverse Effect. No Plan is subject to Title IV of

ERISA or is a "multiemployer plan" (as defined in Section 3(37) of ERISA). There is no liability to the Company or to any ERISA Affiliate under Title IV of ERISA, whether actual or contingent. No amounts payable pursuant to any Plan, or any other policy, scheme, arrangement, contract, or agreement will, in connection with the transactions contemplated under this Agreement or the other Documents, fail to be deductible for Federal income tax purposes by virtue of section 280G of the Code. No Plan has been subject to any compliance or closing agreement program or other correction procedure, whether voluntary or involuntary, and there is no investigation, audit or inquiry pending with respect to a Plan by any regulatory agency. Each Plan is in compliance with the applicable provisions of ERISA, the Code, and any other applicable law, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect. Each Plan may be terminated at any time by the Company or an ERISA Affiliate without any liability, cost, or expense to the Company or to an ERISA Affiliate other than a liability, cost, or expense which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.17 hereto, neither the Company nor any ERISA Affiliate is a "party in interest" or a "disqualified person" with respect to any "employee benefit plan." Neither the execution and delivery of this Agreement, the other Documents and the sale of the Notes to be purchased by the Purchasers nor the consummation of the financing transactions contemplated hereunder will result in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code that is not subject to an exemption contained in ERISA or in the rules and regulations adopted by the U.S. Department of Labor thereunder. The representation by the Company and the Subsidiary Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers' representation in Section 4.5 with respect to their source of funds and is subject, in the event that the source of the funds used by the Purchasers in connection with this transaction is an insurance company general account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company general account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or of a "plan" within the meaning of Section 4975(e)(1) of the Code. The terms "employee benefit plan" and "party in interest" shall have the meanings assigned to such terms in section 3 of ERISA, the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Code, the term "prohibited transaction" shall have the meaning assigned to such term in Section 406 of ERISA and section 4975 of the Code, and the term "ERISA Affiliate" shall mean all corporations and all trades or businesses (whether or not incorporated) which are under common control with the Company and which, along with the Company, are treated as a single employer under sections 414(b), (c), (m) or (o) of the Code.

3.18 Intellectual Property

     (a) Schedule 3.18 hereto contains a complete and accurate list of (a) all of the Company's and the Subsidiaries' of the Company intellectual property which is the subject of a registration or application or constitutes material unregistered copyrights or trademarks and (b) all license agreements to which the Company or the Subsidiaries of the Company is a party or by which they are bound relating to intellectual property, whether as the licensee or licensor thereunder. The Constituent Companies own or possess adequate licenses or other rights to use all trademarks, service marks, trade names, copyrights, proprietary techniques, patents, technology, know-how and processes necessary to conduct the business now conducted by the Constituent Companies and, none of the Constituent Companies has received any notice of infringement of or conflict with (or knows of such infringement of or conflict with) asserted rights of others with respect to trademarks, service marks, trade names, copyrights, proprietary techniques, patents, technology, know-how or processes which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect. The Company does not in the conduct of its business as now conducted, infringe or conflict with any right of any third party, known to the Constituent Companies, where such infringement or conflict could reasonably be expected to result in any Material Adverse Effect.

     (b) All proprietary information owned by each Consolidated Party has been maintained in confidence by the Consolidated Parties and their respective former and current employees, agents, consultants and independent contractors in accordance with protection procedures customarily used to protect confidential information. The Consolidated Parties have taken all commercially reasonable steps to restrict the right of all former and current members of management and key personnel of each Consolidated Party, including all former and current employees, agents, consultants and independent contractors who have materially contributed to or participated in the conception and development of any of the material intellectual property owned by any Consolidated Party (collectively, "Personnel"), to disclose proprietary information of the Consolidated Parties and their respective clients. The Consolidated Parties have taken commercially reasonable steps to require all Personnel either (i) to be party to a "work-for-hire" arrangement or agreement with the Consolidated Parties, in accordance with applicable federal and state law, that has accorded the Consolidated Parties full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) to execute appropriate instruments of assignment in favor of the Consolidated Parties as assignee that have conveyed to the Consolidated Parties full, effective and exclusive ownership of all tangible and intangible property thereby arising. To the knowledge of the Consolidated Parties, no former or current Personnel have any claim against the Consolidated Parties in connection with such Person's involvement in the conception and development of any intellectual property and no such claim has been asserted or is threatened. None of the current officers and employees of any of the Consolidated Parties have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by any of the Consolidated Parties in the furtherance of its business operations, which patents or applications have not been assigned to the Consolidated Parties, with such assignment duly recorded in the United States Patent Office.

3.19 Compliance with Laws

     The Company and each of the Subsidiaries of the Company has obtained and has maintained in good standing any licenses, permits, consents and authorizations required to be obtained by it under all laws or regulations relating to its business (collectively, the "Laws"), except those the absence of which (neither individually nor in the aggregate) could reasonably be expected to have a Material Adverse Effect, and each such license, permit, consent and authorization remains in full force and effect, except as to any of the foregoing the absence of which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. The Company and each of the Subsidiaries of the Company are in compliance with the Laws in all material respects, except for any such failure which could not reasonably be expected to have a Material Adverse Effect, and there is no pending or, to the Company's or any of the Subsidiaries' of the Company knowledge, threatened, action or proceeding against the Company or any of the Subsidiaries of the Company under any of the Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Constituent Parties, as of the Closing Date, none of the Consolidated Parties or any of their respective material Properties or assets is subject to or in default with respect to any judgment, writ, injunction, decree or order of any court or other Government Body. Except as disclosed in Schedule 3.19, none of the Consolidated Parties has received any written communication prior to the Closing Date from any Government Body that alleges that any of the Consolidated Parties is not in compliance in any material respect with any Law, except for allegations that have been satisfactorily resolved and are no longer outstanding.

3.20 Indebtedness

     Other than the Notes, the Senior Credit Agreement and the notes issued pursuant thereto, and the Indebtedness listed on Schedule 3.20, none of the Constituent Companies (a) is a party to any loan or similar agreement, (b) has any notes, bonds, debentures or other evidences of indebtedness outstanding nor
(c) has guaranteed the obligations or liabilities of any Person.

3.21 Investments

     None of the Constituent Companies has any Investments, other than Permitted Investments.

3.22 Insurance

     The Consolidated Parties maintain policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are in accordance with normal industry practice for the business and assets of the Consolidated Parties. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any prior period under comprehensive general liability and worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Consolidated Parties have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.
Schedule 3.22 hereto lists all material insurance policies insuring, and all material performance bonds issued in favor of, any of the Consolidated Parties, specifying (a) the name of the insurer or bonding company, (b) the policy number, (c) the risk insured or bonded, (d) the limits of coverage, (e) any notice of cancellation or nonrenewal received by any of the Consolidated Parties and (f) the date through which coverage will continue by virtue of premiums already paid.

3.23 Survival of Representations and Warranties

     All of the Company's representations and warranties hereunder and under the Senior Credit Agreement, the Registration Agreement, the Stockholders Agreement and the other

Documents shall survive the execution and delivery of the same, any investigation by any Purchaser and the issuance of the Notes.

3.24 Compliance with HIPAA

     To the extent that and for so long as any Consolidated Party is a "covered entity" within the meaning of or otherwise subject to HIPAA, each Consolidated Party (a) has undertaken all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be materially adversely affected by the failure of such Consolidated Party to be HIPAA Compliant (as defined below), (b) has implemented all required policies, procedures and other actions necessary to be HIPAA Compliant, (c) has executed the Business Associate Agreements (as defined under HIPAA regulations), including the Business Associate Agreement delivered in connection with the Senior Credit Agreement, and (d) is HIPAA Compliant. For purposes hereof, "HIPAA Compliant" means that such Consolidated Party (x) is in compliance with each of the applicable requirements of the so-called "Administrative Simplification" provisions of HIPAA, and all final rules and regulations promulgated thereunder, on and as of each date that any part thereof, and all final rules or regulations thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a "HIPAA Compliance Date") and (y) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could in the case of (x) and (y) reasonably be expected to have a Material Adverse Effect.

3.25 Stockholders Agreements

     Except for the Registration Agreement, the Stockholders Agreement and the Stock Option Plan, there are no shareholders agreements or other agreements to which the Company is a party pertaining to the Investor Group's beneficial ownership of the Capital Stock of the Company, including any agreement that would restrict the Investor Group's right to dispose of such Capital Stock and/or its right to vote such Capital Stock.

3.26 No Burdensome Restrictions; Material Agreements

     (a) No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect other than the Senior Credit Agreement. Set forth on Schedule 3.26 is a complete and accurate list of all Material Contracts of each Consolidated Party, showing the name thereof, the parties thereto, the subject matter and the term thereof.

     (b) Except as set forth in Schedule 3.26 as of the Closing Date, each Material Contract is in all material respects valid, binding and in full force and effect and will be enforceable by the Company or the Subsidiary of the Company which is a party thereto in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles (whether in equity or at law). Except as set forth in Schedule 3.26, as of the Closing Date, each of the Company and the Subsidiaries has performed in all material respects all obligations required to be performed by it to date under the Material Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company and the Subsidiary Guarantors, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. As of the Closing Date, neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any other party to any Material Contract, has given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract. As of the Closing Date, none of such other parties has any presently exercisable right to terminate any Material Contract for any reason, including as a result of the execution, delivery or performance of the Documents or the Senior Credit Documents.

     (c) Except as could not reasonably be expected to have a Material Adverse Effect, none of the Consolidated Parties has any knowledge of any actual or threatened (in writing) adverse change in the relationship between any Consolidated Party and any material customer, supplier distributor or other party with whom such Consolidated Party does business.

3.27 Nature of Business

     As of the Closing Date, the Consolidated Parties are engaged in the business of providing full-service dental and vision benefits, offering network-based dental and vision care, reduced fee-for-service and third party administration and providing dental and vision coverage for plan members.

3.28 Transactions with Affiliates

     Except as set forth in Schedule 3.28, except for agreements and arrangements entered into in the ordinary course of business on terms and conditions as favorable to any party thereto as would be obtainable by it in a comparable arms-length transaction with an independent, unrelated third party and except for agreements and arrangements among the Borrower and its Wholly-Owned Subsidiaries or among Wholly-Owned Subsidiaries of the Borrower, neither the Borrower nor any of its Subsidiaries will be a party to or engaged in any transaction with, and none of the properties and assets of the Borrower or any of its Subsidiaries will be subject to or bound by any agreement or arrangement with, (a) any Affiliate of any Consolidated Party or (b) any member of the Sponsor Group or any of their respective Affiliates.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

     Each Purchaser (as to itself only) and each Account Manager (as to the managed accounts of Purchasers) represents and warrants, on the date hereof and as of the Closing, to the Company that:

4.1 Purchase for Own Account

     Except as contemplated by the Put and Call Agreements, such Purchaser or such Account Manager is purchasing the Notes to be purchased by it solely for its own account (or in the case of Account Managers, on behalf of managed accounts) and not as nominee or agent for any other person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities
Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Notes pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its Property being at all times within its control.

4.2 Accredited Investor

     Such Purchaser or such Account Manager is knowledgeable, sophisticated and experienced in business and financial matters; it has previously invested in securities similar to the Notes and it acknowledges that the Notes have not been registered under the Securities Act and understands that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; such Purchaser (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is able to bear the economic risk of its investment in the Notes and is presently able to afford the complete loss of such investment; such Purchaser (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the Securities Act and the Notes to be acquired by it pursuant to this Agreement are being acquired for its own account; and such Purchaser has been afforded access to information about each of the Constituent Companies and their financial condition and business sufficient to enable it to evaluate its investment in the Notes.

4.3 Authorization

     Each Purchaser has taken all actions necessary to authorize it (or, in the case of an Account Manager, such Account Manager is duly authorized by the managed account for which it is acting) (a) to execute, deliver and perform all of its obligations under this Agreement, (b) to perform all of its obligations under the Notes and (c) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of each Purchaser enforceable against it in accordance with its terms, except for (i) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (ii) limitations imposed by Federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.4 Notes Restricted

     No transfer or sale (including, without limitation, by pledge or hypothecation) of Notes by any Holder which is otherwise permitted hereunder, other than a transfer or sale to the

Company, shall be effective unless such transfer or sale is made (a) pursuant to an effective registration statement under the Securities Act and a valid qualification under applicable state securities or "blue sky" laws or (b) without such registration or qualification as a result of the availability of an exemption therefrom, and, if reasonably requested by the Company, counsel for such Holder shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from the registration requirements of the Securities Act; provided, however, that with respect to transfers by Holders to their Affiliates, no such opinion shall be required. A transfer made by a Holder which is a state-sponsored employee benefit plan to a successor trust or fiduciary pursuant to a statutory reconstitution shall be expressly permitted and no opinions of counsel shall be required in connection therewith.

     Notwithstanding anything to the contrary in this Section 4.4. each Holder shall be permitted to pledge the Notes held by it to a trustee for the benefit of secured noteholders pursuant to documents relating to the financing of such Holder.

4.5 Source of Funds

     Each of the Purchasers hereby represents and warrants to the Company that, except as disclosed to the Company in writing, at least one of the following statements is an accurate representation as to the source of funds to be used by such Purchaser in connection with the financing hereunder:

     (a) no part of such funds constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan (or its related trust) has any interest;

     (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Purchaser, such Purchaser has disclosed to the Company the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

     (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA;

     (d) such funds constitute assets of one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which such Purchaser has identified in writing to the Company; or

     (e) no part of such funds will cause the acquisition of the Notes by such Purchaser to constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code that is not subject to an exemption contained in ERISA or in the rules and regulations adopted by the U.S. Department of Labor thereunder.

     As used in this Section 4.5, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

SECTION 5. COVENANTS

     So long as any of the Notes remain unpaid and outstanding, the Company hereby covenants to the Holders of outstanding Notes and agrees that it will comply with, and will cause each of the Subsidiaries of the Company to comply with such of the following as are applicable to it or them as follows:

5.1 Payment of Notes, Satisfaction of Obligations

     Subject to Section 8 of this Agreement, the Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. To the extent lawful, interest shall accrue (including after the commencement of any proceeding under any Bankruptcy Law) on all past due and unpaid amounts outstanding under the Notes (including overdue installments of principal or interest) at a default rate equal to 14.5% per annum, compounded quarterly.

5.2 Financial Statements and Reports

     (a) The Company shall keep proper books of record and account and will maintain, and will cause each of the Subsidiaries of the Company to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to each Holder the financial statements and other reports described below:

          (i) [Intentionally omitted.]

          (ii) Quarterly Financials. As soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with fiscal year
     2006), the Company will deliver the consolidated balance sheet of the Company and the Subsidiaries of the Company as of the end of such fiscal quarter and the related consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries of the Company for the fiscal quarter then ended and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present in all material respects the financial condition of the Company and the Subsidiaries of the Company as at the dates indicated and the results of their operations and their cash flows for the periods indicated and that such consolidated financial statements fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries of the Company as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements), subject to changes resulting from normal year-end audit adjustments and the absence of notes.

          (iii) Year-End Financials. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 2006), the Company will deliver: (A) the consolidated balance sheet of the Company and the Subsidiaries of the Company as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 5.2(v) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present in all material respects the financial condition of the Company and the Subsidiaries of the Company as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (B) in the case of such consolidated financial statements, (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Majority Holders, which report shall be unqualified, shall express no doubts about the ability of the Company and the Subsidiaries of the Company to continue as a going concern or like qualification or exception and shall not be subject to any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement, and shall state that such consolidated financial statements fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries of the Company as of the dates indicated and (ii) only if and when the Company consummates an IPO or becomes subject to regulation by the SEC, an opinion of such Registered Public Accounting Firm independently assessing the Company's internal controls over financial reporting in accordance with Items 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2 and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Majority Holders do not object;

          (iv) Promptly upon receipt thereof, copies of all reports submitted to the management of the Company by independent public accountants, whether in connection with each annual, interim or special audit of the consolidated financial statements of the Company made by such accountants or otherwise, including the management letter submitted by such accountants to management in connection with their annual audit;

          (v) As soon as available and in any event within sixty (60) days following the end of each fiscal year, a consolidated plan and financial forecast for the Company and the Subsidiaries of the Company for the succeeding fiscal year;

          (vi) Copies of any financial or other report or notice delivered to, or received from, any holders of Senior Indebtedness pursuant to Section
     6.01 of the Senior Credit Agreement (or any similar provision contained in any successor agreements) not otherwise delivered to the Holders pursuant to this Section 5.2;

          (vii) Copies of all material reports, letters and other correspondence from local, state or Federal regulatory or other agencies relating to the business or material licenses or operating contracts of the Company or any of the Subsidiaries of the Company;

          (viii) Notice to each Holder of (A) any violation of or noncompliance with any Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (B) any communication (written or oral) or Environmental Claim, whether from a governmental authority, citizens group, employee or otherwise, alleging that any of the Constituent Companies is not in compliance with any Environmental law or asserting liability of any of the Constituent Companies for contamination from or as a result (directly or indirectly) of any Materials of Environmental Concern, which noncompliance or liability could reasonably be expected to have a Material Adverse Effect, or (C) any releases or threatened releases (including, without limitation, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, onsite or off-site) of any Materials of Environmental Concern for which any of the Constituent Companies could be held liable, either in fact or by law, which releases could reasonably be expected to have a Material Adverse Effect;

          (ix) Promptly upon the receipt thereof, copies of any notice from any Government Body with respect to the revocation, termination, suspension or material limitation of any material licenses or permits received or held by any of the Constituent Companies or notice from any Government Body with respect to the material violation or alleged material violation of any Laws by any of the Constituent Companies;

          (x) Copies of such other information and data with respect to the Company or any of the Subsidiaries of the Company as from time to time may be reasonably requested by any Holder; and

          (xi) To the extent the Company is required by law or the terms of any outstanding indebtedness to prepare such reports, and as soon as such reports are available, copies of all annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act prepared by the Company.

     (b) Each financial statement delivered pursuant to subsections (a)(ii) and
(a)(iii) of this Section 5.2 shall be in a form reasonably acceptable to each Purchaser.

5.3 Compliance Certificate

     (a) The Company shall each deliver to the Holders, within forty-five (45) days after the end of each fiscal quarter and within ninety (90) days after each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and the Subsidiaries of the Company during the preceding fiscal quarter or fiscal year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company and the Subsidiaries of the Company have kept, observed, performed and fulfilled their respective obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Company and the Subsidiaries of the Company each has kept, observed, performed and fulfilled each and every covenant contained in this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or premium or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event. The Officers' Certificate shall set forth all financial calculations for such fiscal quarter or fiscal year necessary to demonstrate compliance with the covenants contained in this
Section 5.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Sections 5.2(a)(iii) shall be accompanied by a written statement of independent certified public accountants of recognized national standing selected by the Company that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any of the Subsidiaries of the Company has violated the provisions of Section 5.12 of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company will deliver to the Holders, forthwith upon becoming aware of (i) any Default or Event of Default, (ii) any default or event of default under any other loan agreement, mortgage, indenture or instrument referred to in
Section 7.1(e), or (iii) determination by the Registered Public Accounting Firm providing the opinion required under Section 5.2(a)(iii)(B)(ii) (in connection with its preparation of the opinion) or the Company's determination at any time of the occurrence or the existence of any Internal Control Event, but only in the case of this subclause (iii) if and when the Company consummates an IPO or becomes subject to regulation by the SEC, an Officers' Certificate specifying in reasonable detail such Default, Event of Default, default, event of default or Internal Control Event and the nature of any remedial or corrective action the Company proposes to take with respect thereto.

5.4 Limitation on Restricted Payments

     (a) So long as any of the Notes remain unpaid and outstanding, and except as contemplated by this Agreement (including, for the avoidance of doubt, the redemption of the Senior Preferred Stock on the Closing Date), the Company shall not, and the Company shall not cause or permit any of the Subsidiaries of the Company to,

          (i) declare or pay any dividends, either in cash or Property, on, or make any distribution to the holders (as such) in respect of, any class of Equity Interest in the Company or any of the Subsidiaries of the Company (other than Permitted Tax Dividends and other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries or any other Affiliate of the Company;

          (iii) (x) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (other than the Notes) that is pari passu with or subordinated to the Notes or (y) make any payments on or in respect of, or purchase, redeem, defease or otherwise acquire or return for value any Indebtedness of the Company other than the Senior Indebtedness (it being understood that payments, prepayments, redemptions or the defeasance of any Senior Indebtedness shall not be restricted by this Section 5.4); or

          (iv) make any Investment, other than Permitted Investments (all such payments and other actions set forth in clauses (i) through (iv) hereof being collectively referred to as "Restricted Payments").

     (b) So long as no Default or Event of Default shall have occurred and be continuing or would occur as consequence of such Restricted Payment, the foregoing provision will not prohibit the following Restricted Payments:

          (i) the redemption, concurrently with an IPO, of up to $131,325,000 of Convertible Preferred Stock; provided that concurrently with such redemption the Company delivers to the Holders a certificate of the chief executive officer or chief financial officer of the Company attesting that such redemption shall not constitute a Default or an Event of Default;

          (ii) the defeasance, redemption, repurchase or prepayment of pari passu or subordinated Indebtedness with the net proceeds from the issuance of Equity Interests (other than Disqualified Stock);

          (iii) dividends paid or distributions made in respect of Equity Interests with the net proceeds of the issuance of Equity Interests (other than Disqualified Stock);

          (iv) dividends paid or distributed by any Wholly Owned Subsidiary of the Company to its direct parent;

          (v) subject to the Change in Control provisions of this Agreement, the purchase or redemption of Common Stock with the net proceeds from the issuance of Equity Interests (other than Disqualified Stock);

          (vi) Investments in CDVC or any Wholly Owned Subsidiary of the Company, so long as (A) all such Investments in CDVC shall be made by the Company and shall consist of common stock (or additional capital contributions in respect of outstanding common stock), (B) all such Investments in Subsidiaries of the Company shall be made by the Company or any other Subsidiary of the Company, and (C) all such Investments in Subsidiaries of the Company shall (1) in the case of the initial capitalization of any such Subsidiary consist of common stock which is issued for consideration at least equal to the par value of such shares or
     (2) in all other cases, be evidenced by Intercompany Notes executed by a Subsidiary Guarantor which are subordinated to the payment and performance of the Notes;

          (vii) the Company may purchase or redeem Capital Stock of the Company held by an employee of the Company, or any of its Subsidiaries upon the termination of employment of such person; provided such purchase or redemption is approved by the Board of Directors of the Company in good faith and the aggregate amount of such dividends and the purchase consideration for all such purchases or redemptions does not exceed $2,250,000 in the aggregate (including cash and the principal amount of any Indebtedness of the Company or any of its Subsidiaries incurred to purchase such Capital Stock) whenever made at any time after the Closing Date;

          (viii) intercompany Indebtedness to the extent permitted by clause
     (b)(v) of Section 5.5;

          (ix) loans by the Company in an aggregate amount not to exceed $1,100,000 at any time outstanding to one or more officers or other employees of the Company or its Subsidiaries for the purpose of acquiring shares of Capital Stock of the Company or options to purchase shares of Capital Stock of the Company so long as no cash is paid by the Company or any Subsidiary of the Company in connection with any such loan or the acquisition of such Capital Stock or options to purchase shares of Capital Stock;

          (x) CDVC may pay, or reimburse the Company for (or pay cash dividends to the Company to pay) the Company's actual out-of-pocket ordinary administrative expenses, accounting and legal costs and other similar expenses of the Company; provided that after giving effect to any such dividend or payment, the Company shall be in pro forma compliance with all financial covenants contained in this Agreement; and

          (xi) Permitted Acquisitions.

5.5 Limitation on Additional Indebtedness and Issuance of Disqualified Stock

     (a) So long as any of the Notes remain unpaid and outstanding, the Company will not, and the Company will not permit any of the Subsidiaries of the Company (including without limitation, upon the creation or acquisition of such Subsidiary) to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness or issue any Disqualified Stock.

     (b) The foregoing limitations will not apply to:

          (i) the incurrence by the Company and the Subsidiaries of the Company of Indebtedness under the Senior Credit Documents (and, subject to Section 5.30, all renewals, refinancings and extensions thereof); provided that the aggregate principal amount at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) shall not exceed (A) $15,000,000 of Senior Revolver Debt, (B) $150,000,000 of Senior Term Debt, and (C) $15,000,000 of additional Senior Revolver Debt or additional Senior Term Debt, or any combination thereof which does not exceed in aggregate principal amount $15,000,000, in each case with respect to this clause (i) of Section 5.5(b), less the aggregate amount of any permanent reductions of commitments or repayments under the applicable tranche of the Senior Credit Agreement (including, without limitation, those required pursuant to Section 5.8 hereof) after the Second Amendment Effective Date;

          (ii) the incurrence by the Company of the Indebtedness represented by the Notes;

          (iii) Indebtedness of the Company and its Subsidiaries in existence on the Closing Date to the extent disclosed on Schedule 3.20.

          (iv) the incurrence by the Company and the Subsidiaries of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company and the Subsidiaries of the Company referred to in clauses (ii), (iii) or (viii);

          (v) the incurrence of unsecured intercompany Indebtedness between or among the Company and its Wholly Owned Subsidiaries; provided, that (A) such intercompany Indebtedness is evidenced by Intercompany Notes, and (B) the disposition, pledge or transfer of such Indebtedness to a Person other than a Wholly Owned Subsidiary (except for the pledge of such Indebtedness pursuant to the Senior Credit Documents) and the occurrence of any event pursuant to which such Wholly Owned Subsidiary is no longer a Wholly Owned Subsidiary shall each constitute an incurrence of Indebtedness that is not permitted by this clause (v);

          (vi) Intentionally Omitted;

          (vii) Hedging Obligations in respect of foreign currency exchange agreements entered into to manage exchange rate risks and not for speculative purposes;

          (viii) the incurrence by the Company and its Subsidiaries of Indebtedness in addition to the Indebtedness permitted by clauses (i) through (vii), (ix), (x) and (xi) of this Section 5.5(b), which is either
     (A) unsecured and incurred for borrowed money, (B) a Capitalized Lease Obligation or (C) Purchase Money Indebtedness in an aggregate amount with respect to the foregoing clauses (A), (B) and (C) which does not exceed $5,500,000 at any time outstanding;

          (ix) to the extent such Preferred Stock is Indebtedness of the Company, the Convertible Preferred Stock outstanding as of the Closing Date and the Perpetual Preferred Stock issued upon the conversion of such Convertible Preferred Stock;

          (x) Indebtedness of the Company and its Subsidiaries incurred under any Cash Management Services Agreement; and

          (xi) Indebtedness assumed in connection with Permitted Acquisitions to the extent such Indebtedness was not created in anticipation of such Permitted Acquisition; provided that (A) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such incurrence and (B) the aggregate principal amount of such Indebtedness incurred during the term of this Agreement shall not exceed $11,000,000.

5.6 Limitation on Transactions With Affiliates

     Except as set forth on Schedule 5.6, the Company shall not and the Company shall not permit any of the Subsidiaries of the Company to sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, an Affiliate (an "Affiliate Transaction"), other than (a) transfers of assets to any Constituent Company other than the Company, (b) transactions expressly permitted by Section 5.4, Section 5.5, Section 5.8 and Section 5.16,
(c) payment by the Subsidiaries of reasonable compensation to and reimbursement of reasonable expenses incurred on behalf of the Subsidiaries by their respective officers and directors, (d) transactions among the Company and its Subsidiaries or among the Subsidiaries of the Company which is not expressly prohibited by this Agreement, the Registration Agreement or the Notes, and (e) so long as no Default or Event or Default has occurred and is continuing, other transactions which are engaged in by any Consolidated Party which is upon fair and reasonable terms, no less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary from a non-Affiliate. None of the Consolidated Parties will enter into any management, employment, consulting or similar agreement or arrangement with, or otherwise pay any professional, consulting management or similar fees to or for the benefit of, the Sponsors, any members of their families, any affiliates of the Sponsors or such family members, and director, officer or securityholder of any of the foregoing, other than for the payment or reimbursement of fees and expenses to the directors of the Company not to exceed $250,000 in any fiscal year.

     The Company will not and will cause each other Consolidated Party not to
(i) hereafter represent in any way or any manner that the assets of any Consolidated Party (other than, solely with respect to the Company, the assets related to DHMI and its Subsidiaries) are available to satisfy the debts of DHMI or any of its Subsidiaries or (ii) commingle any of such party's assets with those of DHMI or any of its Subsidiaries.

5.7 Restrictions on Liens

     So long as any of the Notes remain unpaid and outstanding, the Company shall not, and the Company shall not permit any of the Subsidiaries of the Company to, create or suffer to exist any Liens upon any assets of the Company or any such Subsidiaries or any Capital Stock of such Subsidiaries, in each case now owned or hereafter acquired; provided, however, that this Section 5.7 shall not prohibit the creation or continuing existence of any Permitted Lien.

5.8 Limitation on Sale of Assets

     So long as any of the Notes remain unpaid and outstanding, the Company shall not, and shall not permit any of the Subsidiaries of the Company to, make any Asset Sale unless: (i) no Default or Event of Default exists and is continuing or is created by such disposition (unless such Asset Sale is a Casualty or Condemnation or an Excluded Asset Sale) and (ii) in the case of any Asset Sale involving assets for Net Proceeds (whether in cash or property) or with a fair market value (when aggregated with the fair market value of all other assets subject to any Asset Sale made in reliance on this clause (ii)) that do not exceed $5,000,000 in the aggregate from the Closing Date:

          (1) unless such Asset Sale is a Casualty or Condemnation or an Excluded Asset Sale, the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of such assets (as determined in good faith by the Board of Directors of the Company or such Subsidiary and evidenced by a resolution set forth in an Officers' Certificate, including as to the value of all noncash consideration) and the Company shall have delivered to the Noteholder Representative a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Constituent Companies shall be in compliance with all the financial covenants set forth in Section 5.12;

          (2) unless such Asset Sale is a Casualty or Condemnation or an Excluded Asset Sale, at least 75% of the consideration therefor received by the Company or such Subsidiary, as the case may be, shall be in the form of Cash or Cash Equivalents; provided, however, that for the purposes of this clause (2), the following are deemed to be Cash: (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Subsidiary that are assumed by the transferee in connection with the Asset Sale (other than liabilities that are incurred in connection with or in anticipation of such Asset
     Sale); and (y) securities received by the Company or such Subsidiary from such transferee that are immediately converted into cash at the face amount or fair market value thereof by the Company or such Subsidiary; and

          (3) upon the consummation of an Asset Sale, the Company or such Subsidiary shall apply the Net Proceeds (it being understood that the entire Net Proceeds and not just the portion in excess of the amount set forth in clause (ii) above shall be subject to this subsection (3)) of such Asset Sale within 365 days of the consummation of an Asset Sale either: (x) to prepay any outstanding Senior Indebtedness in accordance with the applicable provisions thereof; provided, that any such payment in respect of Senior Revolver Debt in an amount greater than $250,000 which is not reinvested pursuant to the following clause (y) within 365 days of the consummation of an Asset Sale shall result in a permanent reduction, in an amount equal to the full amount of such payment, of Senior Revolver Debt available to be borrowed thereunder or to prepay Senior Term Indebtedness (provided such prepayment may not be reborrowed), or, after all Senior Indebtedness is paid in full, to prepay the Notes or (y) to reinvest in Productive Assets. Any Net Proceeds from an Asset Sale which are not applied or reinvested as provided in this clause (3) of Section 5.8 constitute excess proceeds ("Excess Net Proceeds") and shall be held in Cash or Cash Equivalents.

     When the aggregate amount of Excess Net Proceeds exceeds $1,000,000, the Company shall promptly make an offer (the "Asset Sale Offer") to all Holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Net Proceeds, at an offer price in cash in an amount (the "Asset Sale Offer Price") equal to the percentages of principal set forth below (if the Asset Sale Date occurs during the twelve-month period commencing on April 13 of the year set forth below), plus accrued and unpaid interest thereon to the Asset Sale Date.

                      % of Principal Amount
                      ---------------------
2006                           101%
2007                           101%
2008 and thereafter            100%

     Notwithstanding the foregoing, the redemption premium set forth above shall not apply to a sale of the Company or a sale of all or substantially all of the Company's and its Subsidiaries' properties and assets.

     If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Net Proceeds, the Company shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Net Proceeds shall be reset at zero. The obligations of the Company to repurchase the Notes shall be subject to the subordination provisions of Section 8 hereof, but any failure to make such repurchase as a result of such subordination shall in any event constitute an Event of Default hereunder.

     Simultaneously with the making of such Asset Sale Offer, the Company shall provide the Holders with an Officers' Certificate setting forth the Asset Sale Offer Price, the Asset Sale Date and the calculations used in determining the amount of Excess Net Proceeds to be applied to the repurchase of the Notes.

     If the date on which the Asset Sale Offer closes (the "Asset Sale Date") is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Sale Offer.

     Notice of any Asset Sale Offer shall be mailed by the Company to each Holder at its last registered address. The Asset Sale Offer shall remain open from the time of mailing until 20 business days thereafter, and no longer, unless a longer period is required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (1) that the Asset Sale Offer is being made pursuant to this Section
     5.8 and that Notes will be accepted for payment either (A) in whole or (B) in part in integral multiples of $1,000;

          (2) the Asset Sale Offer Price and the Asset Sale Date;

          (3) that any Note not tendered will continue to accrue interest;

          (4) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Date (so long as the Company does not default in its obligation to promptly pay the Asset Sale Offer Price);

          (5) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, at the address specified in the notice prior to the close of business on the Asset Sale Date;

          (6) that Holders will be entitled to withdraw their election on the terms and subject to the conditions set forth in the notice;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On the Asset Sale Date, the Company shall (i) accept for payment all Notes or portions thereof validly tendered pursuant to the Asset Sale Offer and (ii) promptly thereafter mail or deliver to Holders of Notes accepted for purchase payment in the amount equal to the aggregate Asset Sale Offer Price for such Notes, and the Company shall execute and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. The Company will notify the Holders of the results of the Asset Sale Offer on the Asset Sale Date.

     The provisions of this Section 5.8 shall not apply to any Asset Sale by lenders under the Senior Credit Agreement (i) in judicial proceedings to foreclose upon any assets of the Company and the Subsidiaries of the Company or
(ii) pursuant to an exercise of any right under applicable law or applicable Security Documents to take ownership of any such assets in lieu of foreclosure.

5.9 Limitation on Capital Expenditures

     So long as any of the Notes remain unpaid and outstanding, the Company shall not permit Consolidated Capital Expenditures for any fiscal year of the Company to exceed $4,950,000; provided, however, that so long as no Default or Event of Default has occurred and is continuing or would result from such Consolidated Capital Expenditure, any portion of this amount, if not expended in a fiscal year may be carried over for Consolidated Capital Expenditures in the next following fiscal year.

5.10 Limitation on Dividend and Other Payment Restrictions Affecting
Subsidiaries

     So long as any of the Notes remain unpaid and outstanding, the Company shall not, and shall not permit any of the Subsidiaries of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or any Subsidiary Guarantor, (b) make loans or advances to the Company or any Subsidiary Guarantor, or (c) transfer any of its properties or assets to the Company or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under or contemplated by this Agreement, the other Documents and the Senior Credit Documents; (ii) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date hereof, in existence at the time such Person becomes a Subsidiary of the Company (so long as such restrictions are not created in anticipation of such Person becoming a Subsidiary of the Company); (iii) with respect to clause (c) above only, any restrictions existing under Capitalized Lease Obligations, Purchase Money Indebtedness or Indebtedness secured by Permitted Liens (provided that, in each case, such prohibition shall only relate to the assets which are subject to such Capitalized Lease Obligations or which secure such Indebtedness and the proceeds therefrom); or (iv) any restrictions existing under any agreement that refinances or replaces the agreements containing the restrictions in the foregoing clauses (i), (ii) and (iii); provided, that the terms and conditions of any such restrictions are no more restrictive than those under or pursuant to the agreement evidencing the Indebtedness refinanced.

5.11 Change of Control

     (a) Change of Control. Upon the occurrence of a Change of Control, the Company shall give each Holder prompt, and in any event within 10 Business Days of the occurrence of the Change of Control (the "Change of Control Date"), notice describing in reasonable detail the nature of the Change of Control, offering to each Holder the right to require the Company to repurchase all or any part of such Holder's Notes (the "Change of Control Offer") at a purchase price equal to the percentages of principal set forth below (if the Change of Control occurs during the twelve-month period commencing on April 13 of the year set forth below), together with accrued and unpaid interest to the date of repurchase (the "Change of Control Offer Price").

                      % of Principal Amount
                      ---------------------
2006                           101%
2007                           101%
2008 and thereafter            100%

     The obligation of the Company to repurchase Notes pursuant to the Change of Control Offer is subject to the subordination provisions of Section 8 hereof, but any failure to make such repurchase as a result of such subordination provisions shall in any event constitute an Event of Default hereunder.

     (b) Procedure. The notice of a Change of Control Offer shall state a date not less than 30 days nor more than 60 days after the date of mailing of such notice by the Company for repurchase of the Notes pursuant to the Change of Control Offer (the "Change of Control Payment Date"). The notice, which shall govern the terms of the Change of Control Offer, shall state:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 5.11;

          (ii) the Change of Control Offer Price and the Change of Control Payment Date;

          (iii) that, unless the Company defaults in the payment of the Change of Control Offer Price, all Notes accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date;

          (iv) that Holders electing to require the Company to repurchase any Notes will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed and otherwise in proper form for transfer, to the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (v) that the Holders will be entitled to withdraw their election to require the Company to repurchase any Notes on the terms and conditions set forth in such notice;

          (vi) that the Holders electing to require the Company to repurchase any Notes in part will be issued a new Note in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that any portion of a Note repurchased by the Company and any new Note issued to the Holder in respect of the unpurchased portion thereof shall be in the principal amount of $1,000 or an integral multiple thereof; and

          (vii) whether, in the event of an IPO as described in Section 5(c) of the Notes, the Company has elected to exercise its option to redeem all or any part of the Notes pursuant to such Section; provided that if the Company notifies the Holders that it will not exercise its option to redeem the Notes pursuant to such Section 5(c) of the Notes, then the Company shall no longer have such option to redeem as provided in such Section and the Holders shall in any event have the right to elect to require the Company to purchase Notes as provided more fully in this Section 5.11.

     (c) Acceptance of Notes. On a Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof validly tendered pursuant to the Change of Control Offer and (ii) promptly thereafter mail or deliver to each Holder of Notes accepted for repurchase payment in the amount equal to the aggregate Change of Control Offer Price for such Notes, and the Company shall execute and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. The Company will notify the Holders of the results of the Change of Control Offer on the Change of Control Payment Date.

5.12 Financial Covenants

     (a) Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio for any four-fiscal quarter period (i) from the Closing Date through December 31, 2008, to be less than 1.05 to 1.00 and (ii) from and after January 1, 2009, to be less than 0.95 to 1.00.

     (b) Total Leverage Ratio. The Company will not permit the Total Leverage Ratio for any four-fiscal quarter period ending on a date falling in any period set forth below to be greater than the ratio set forth below for such applicable period:

From and Including   To and Including     Ratio
------------------   ------------------   ------------
Closing Date         September 30, 2006   6.00 to 1.00
October 1, 2006      March 31, 2007       5.75 to 1.00
April 1, 2007        September 30, 2007   5.50 to 1.00
October 1, 2007      March 31, 2008       5.25 to 1.00
April 1, 2008        September 30, 2008   5.00 to 1.00
October 1, 2008      March 31, 2009       4.75 to 1.00
April 1, 2009        September 30, 2009   4.50 to 1.00
October 1, 2009      March 31, 2010       4.25 to 1.00
Thereafter                                4.00 to 1.00

     (c) Senior Leverage Ratio. The Company will not permit the Senior Leverage Ratio for any four fiscal quarter period ending on a date falling in any period set forth below to be greater than the ratio set forth for such applicable period:

From and Including   To and Including     Ratio
------------------   ------------------   ------------
Closing Date         September 30, 2006   5.00 to 1.00
October 1, 2006      March 31, 2007       4.75 to 1.00
April 1, 2007        September 30, 2007   4.50 to 1.00
October 1, 2007      March 31, 2008       4.25 to 1.00
April 1, 2008        September 30, 2008   4.00 to 1.00
October 1, 2008      March 31, 2009       3.75 to 1.00
April 1, 2009        September 30, 2009   3.50 to 1.00
October 1, 2009      March 31, 2010       3.25 to 1.00
Thereafter                                3.00 to 1.00

5.13 Fiscal Year; Organizational and Certain Other Documents

     None of the Consolidated Parties will (a) change its fiscal year or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or any Capital Stock of the Company or any Subsidiary or any other documents establishing and setting forth the rights and terms thereof in any respect or amend, modify or change its bylaws (or other similar document), in each case in any manner adverse in any respect to the rights or interests of the Holders or (c) enter into any amendment, modification or waiver that is materially adverse in any respect to the Holders, in their reasonable discretion to (i) the Stock Option Plan as in effect on the Closing Date or (ii) the Senior Credit Documents as in effect on the Closing Date. The Constituent Entities will cause the Consolidated Parties to promptly provide the Holders (i) with copies of all proposed amendments to the foregoing documents and instruments as in effect as of the Closing Date and (ii) with notice of any amendment, modification or waiver that is materially adverse in any respect to the Holders, and copies of each such amendment, modification or waiver to each Holder upon request.

5.14 Limitation on Ranking of Future Indebtedness

     The Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly, incur, create, or suffer to exist any Indebtedness which is subordinate or junior in right of payment (to any extent) to any Senior Indebtedness of the Company or a Subsidiary Guarantor (other than a class of Senior Indebtedness that is subordinate or junior in right of payment to any other class of Senior Indebtedness) unless, by its terms or by the terms of the instrument creating or evidencing it, such Indebtedness (a) has a maturity and Weighted Average Life to Maturity longer than the Notes and (b) is subordinate or junior in right of payment to the Notes (or, in the case of a Subsidiary Guarantor, to the Subsidiary Guaranty).

5.15 Usury Laws

     No agreements, conditions, provisions or stipulations contained in this Agreement, the Notes or any other instrument, document or agreement between the Company and the Purchasers or default of the Company, or the exercise by the Holders of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement, the Note or any other Document, or the arising of any contingency whatsoever, shall entitle Purchasers to contract for, charge, or receive, in any event, interest exceeding the maximum rate of interest permitted by applicable law (the "Maximum Legal Rate"). In no event shall the Company be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Company to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess Interest"), the Company acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess Interest received by the Holders shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations evidenced by this Agreement, the Notes and the other Documents; and third, returned to Company, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. For the purpose of determining whether or not any Excess Interest has been contracted for, charged or received by any Holder, all interest at any time contracted for, charged or received by any Holder in connection with this Agreement and the Notes shall be amortized, prorated, allocated and spread in equal parts during the entire stated term of the Notes regardless of prepayment or acceleration prior to the Maturity Date.

5.16 Corporate Existence, Merger; Successor Corporation

     (a) Except in connection with an Asset Sale permitted by the terms of
Section 5.8. or as otherwise expressly permitted in this Section 5.16, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and the Subsidiaries' of the Company corporate existence in accordance with its organizational documents and the corporate rights (charter and statutory), licenses and franchises of the Company and each of the Subsidiaries of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or corporate existence, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not adverse in any material respect to any Holder.

     (b) Except in connection with an Asset Sale permitted by the terms of
Section 5.8, the Company shall not, and shall not permit any Subsidiary Guarantor to, in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated Persons or (ii) adopt a Plan of Liquidation, unless, in either case:

          (1) Each of the Company or such Subsidiary Guarantor, as the case may be, shall be the continuing person, or the Person (if other than the Company or such Subsidiary Guarantor, as the case may be) formed by such consolidation or into which the Company or such Subsidiary Guarantor, as the case may be, is merged or to which all or substantially all of the properties and assets of the Company or such Subsidiary Guarantor, as the case may be, as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any person to which assets are transferred) (the Company, such Subsidiary Guarantor or such other person being hereinafter referred to as the "Surviving Person") shall be an entity organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an amendment to this Agreement, all the Obligations of the Company under the Notes and this Agreement, the Stockholders Agreement, the Registration Agreement and all Obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and this Agreement, as the case may be;

          (2) the Company shall have delivered to the Noteholder Representative a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Constituent Companies shall be in compliance with all of the financial covenants set forth in Section
     5.12 as of the last day of the most recent period of four consecutive fiscal quarters of the Company which precedes or ends on the date of such transaction and with respect to which the Noteholder Representative has received the Required Financial Information;

          (3) immediately before and immediately after and giving effect to such transaction and the assumption of the Obligations as set forth in clause
     (2) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and

          (4) the Company or such Subsidiary Guarantor, as the case may be, shall have delivered to each Holder an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such amendment to this Agreement comply with this Section 5.16, that the Surviving Person agrees to be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied.

     (c) Upon any consolidation or merger, or any transfer of assets (including pursuant to a Plan of Liquidation) in accordance with Section 5.16(b). the successor person formed by such consolidation or into which the Company or any Subsidiary Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, under this Agreement with the same effect as if such successor person had been named as the Company or such Subsidiary Guarantor herein; provided, however, that neither the Company nor such Subsidiary Guarantor shall be released from the Obligations and covenants under this Agreement or under the Notes or the Subsidiary Guaranty, as the case may be.

     (d) Except in connection with an Asset Sale permitted by the terms of
Section 5.8, none of the Regulated Subsidiaries shall enter into any transaction of merger or consolidation except that any Regulated Subsidiary may be merged or consolidated with or into any other Regulated Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (ii) the Company shall have delivered to the Noteholder Representative a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Constituent Companies shall be in compliance with all of the financial covenants set forth in Section 5.12 as of the last day of the most recent period of four consecutive fiscal quarters of the Company which precedes or ends on the date of such transaction and with respect to which the Noteholder Representative has received the Required Financial Information;

     (e) Except in connection with an Asset Sale permitted by the terms of
Section 5.8. none of the Regulated Subsidiaries shall enter into any transaction of merger or consolidation except that any Regulated Subsidiary of the Company may merge with any Person (other than a Consolidated Party) in connection with a Permitted Acquisition if (i) such Regulated Subsidiary shall be the continuing or surviving corporation in such merger or consolidation, (ii) the Constituent Companies shall cause to be executed and delivered such documents, instruments and certificates as the Majority Holders may request so as to cause the Constituent Companies to be in compliance with the terms of Section 11.3 after giving effect to such transaction, (iii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (iv) the Company shall have delivered to the Noteholder Representative a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Constituent Companies shall be in compliance with all of the financial covenants set forth in Section 5.12 as of the last day of the most recent period of four consecutive fiscal quarters of the Company which precedes or ends on the date of such transaction and with respect to which the Noteholder Representative has received the Required Financial Information; and

     (f) Except in connection with an Asset Sale permitted by the terms of
Section 5.8. none of the Regulated Subsidiaries shall enter into any transaction of merger or consolidation except that any Regulated Subsidiary of the Company may dissolve, liquidate or wind up its affairs at any time; provided that (i) the Constituent Companies shall cause to be executed and delivered such documents, instruments and certificates as the Majority Holders may request to cause the Constituent Companies to be in compliance with the terms of Section
11.3 after giving effect to such transaction and (ii) no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to such transaction.

     (g) DHMI may be merged or consolidated with or into any Constituent Company; provided that (i) such Constituent Company shall be the continuing or surviving corporation in such merger or consolidation, and shall not become a Regulated Subsidiary as a result thereof, (ii) the Constituent Companies shall cause to be executed and delivered such document, instruments and certificates as the Noteholder Representative may reasonably request to comply with the terms of Section 11 after giving effect to such transaction, and (iii) no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to such transaction. The Inactive Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to such transaction.

5.17 Same Business

     For so long as any Notes are outstanding, the Company and the Subsidiaries of the Company will not engage in any business other than the business engaged in by the Company and the Subsidiaries of the Company immediately prior to the date hereof or reasonable extensions or reasonably related to the general nature of the business.

5.18 Taxes

     (a) The Company shall, and the Company shall cause the Subsidiaries of the Company to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all tax liabilities (including federal, state, local and foreign) levied or imposed upon the Company or such Subsidiary, as the case may be, or upon the income, profits or Property of the Company or such Subsidiary, as the case may be, (ii) all other assessments and other governmental charges or levies imposed upon the Company or such Subsidiary, as the case may be, or upon the Company's or such Subsidiary's, as the case may be, income or profits, or upon any of their Properties, before they shall become delinquent, except in the case of this subclause (ii), those in an aggregate amount not to exceed $50,000, and (iii) all lawful claims, whether for labor, materials, supplies, services or anything else, which, if unpaid, would or may by law become a Lien, upon the Property of the Company or such Subsidiary, as the case may be; provided, however, that neither the Company nor any of the Subsidiaries of the Company shall be required to pay or discharge or cause to be paid or discharged any such Tax, the applicability or validity of which is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any Property of the Company or such Subsidiary, as the case may be, and for which disputed amounts reserves have been established in accordance with GAAP, in an amount which the Company or such Subsidiary, as the case may be, believes in good faith is adequate.

     (b) Subject to Section 12.11, any and all payments by the Company to or for the account of the Holders shall be made free and clear of and without deduction for any and all present or future Taxes, withholdings or similar charges, and all liabilities with respect thereto, excluding all Excluded Taxes. Subject to
Section 12.11, if the Company shall be required by any laws to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable under this Agreement or the other Documents to any Holder, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.18), each of the Holders receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) within 30 days after the date of such payment, the Company shall furnish to the applicable Holder, with a copy to the Noteholder Representative, the original or a certified copy of a receipt evidencing payment thereof.

     (c) In addition, the Company agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Document (hereinafter referred to as "Other Taxes").

     (d) Except for any Excluded Taxes, the Company agrees to indemnify each Holder for (i) the full amount of Taxes and Other Taxes, as applicable (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by a Holder, (ii) amounts payable under this Section 5.18 and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Body. Payment under this subsection (e) shall be made within 30 days after the date a Holder makes a demand therefor.

5.19 Investment Company Act

     None of the Company nor any of the Subsidiaries of the Company shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

5.20 Ownership of Subsidiaries

     (a) Except as otherwise permitted under Section 5.8 and 5.16, the Company shall at all times own, directly or indirectly, 100% of the Equity Interests of each of its Subsidiaries in existence at the Closing. The Company shall not create or cause to exist any Subsidiary; provided, however, that the Company may create or acquire Subsidiaries if (i) the Company shall at all times own 100% of the Equity Interests of such Subsidiary and (ii) unless such Subsidiary is a Regulated Subsidiary, the Company shall cause such Subsidiary to guaranty the Notes on a senior subordinated basis in accordance with Section 11 hereof.

     (b) Except as permitted by Section 5.7, 5.8 or 5.16. the Company shall maintain (along with one or more Subsidiaries in the case of an indirect Subsidiary) good and valid title to the Equity Interests of each of its Subsidiaries free and clear of any Lien other than Permitted Liens.

     (c) Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary of the Company permitted under Section 5.8 or 5.16. each of the Consolidated CompDent Parties will do all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority.

     (d) The Company shall not create or cause to exist any Foreign Subsidiary.

5.21 Insurance

     The Company and the Subsidiaries of the Company shall maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible Constituent Companies engaged in similar businesses and owning similar assets, including as set forth in Schedule 3.22.

5.22 Employee Plans

     Neither the Company nor any ERISA Affiliate shall, directly or indirectly,
(a) terminate any Plan so as likely to result in liability to the Company and its ERISA Affiliates, collectively, in excess of $1,250,000, (b) permit to exist any event or condition with respect to a Plan which could reasonably be expected to have a Material Adverse Effect, (c) make a complete or partial withdrawal (within the meaning of section 4201 of ERISA) from any multiemployer plan if as a result of such withdrawal, the Company and its ERISA Affiliates, collectively, would incur a liability in excess of $100,000, or (d) enter into any new employee benefit plan or modify any existing Plan so as to increase the obligations of the Company or an ERISA Affiliate thereunder which could reasonably be expected to have a Material Adverse Effect.

     As used in this Section 5.22, the terms "employee benefit plan", "multiemployer plan", "Plan" and "ERISA Affiliate" shall have the meanings assigned to such terms in Section 3.17 of this Agreement.

5.23 ERISA Notices

     Promptly, but in any event within 15 days, the Company shall deliver to the Purchasers (or, if no Purchaser continues to be a Holder, such Person as the Majority Holders shall designate), if and when the Company, the Subsidiaries of the Company or any ERISA Affiliate (a) gives or is required to give notice to the Pension Benefit Guaranty Corporation (the "PBGC") of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan, which "reportable event" might reasonably constitute grounds for a termination of such Plan under Title IV of ERISA or the imposition of a tax under section 4971 of the Code, or knows that the administrator of any such Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (b) receives notice from a regulatory agency relating to the commencement of an investigation, inquiry or audit with respect or relating to a Plan which could reasonably be expected to have a Material Adverse Effect, a copy of such notice,
(c) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Plan that is a "multiemployer plan" to which the Company, the Subsidiaries of the Company or any ERISA Affiliate contributes or is obligated to contribute is in reorganization or has been terminated, a copy of such notice, (d) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice, (e) applies for a waiver of the minimum funding standard under section 412 of the Code, a copy of such application, (f) gives notice of intent to terminate any Plan, a copy of such notice and other information filed with the PBGC, (g) fails to make any payment or contribution to any Plan or makes any amendment to any Plan or benefit arrangement which, in either event, could reasonably result in the imposition of a lien or the posting of a bond or other security, a certificate of the Chief Executive Officer of the Company setting forth details as to such occurrence and action, if any, which the Company, the Subsidiaries of the Company or ERISA Affiliates are required or proposes to take, (h) adopts, establishes, maintains or enters into any obligation to make contributions with respect to any new plan or arrangement, including any obligation under an "employee benefit plan", maintained or contributed to by any entity acquired by the Company, the Subsidiaries of the Company or an ERISA Affiliate following the date of this Agreement ("Acquired Plan"), or modifies any Plan or Acquired Plan pursuant to which any such action could reasonably be expected to have a

Material Adverse Effect, a certificate of the Chief Executive Officer of the Company setting forth details as to such obligation or modification or increases a contribution obligation to any Plan that is a "multiemployer plan" pursuant to which such increase could reasonably be expected to have a Material Adverse Effect, a certificate of the Chief Executive Officer of the Company setting forth details as to such increase.

     As used in this Section 5.23. the terms "multiemployer plan" and "employee benefit plan" shall have the meanings assigned to such terms in Section 3 of ERISA and the terms "Plan" and "ERISA Affiliate" shall have the meanings assigned to such terms in Section 3.17 of this Agreement.

5.24 Inconsistent Agreements

     The Company shall not, and shall not permit any of the Subsidiaries of the Company to, (a) enter into any agreement or arrangement which is inconsistent with, or would impair the ability of the Company or any of the Subsidiaries of the Company to fulfill the obligations of the Company or any of the Subsidiaries of the Company under this Agreement, or (b) supplement, amend or otherwise modify the terms of their respective Charter Documents if the effect thereof would be (i) materially adverse to the Holders or (ii) to supplement, amend or otherwise modify any of the terms of the Convertible Preferred Stock or the Perpetual Preferred Stock.

5.25 Compliance with Laws, Maintenance of Licenses

     The Company shall, and shall cause each of the Subsidiaries of the Company to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.26 Inspection of Properties and Records

     The Company agrees to allow, and to cause each of the Subsidiaries of the Company to allow, each Purchaser and each Holder of at least $1,000,000 in aggregate principal amount of the Notes or, in the event there is no Holder of at least $1,000,000 in aggregate principal amount of the Notes, each Purchaser and the Holder who holds the greatest aggregate principal amount of the Notes (and so long as a Default or an Event of Default has occurred and is continuing, each Purchaser and Holder) (or, in each case, such Persons as any of them may designate) (individually and collectively, "Inspectors"), subject to appropriate agreements as to confidentiality, (a) to visit and inspect any of the properties of the Company or any of the Subsidiaries of the Company, (b) to examine all their books of account, records, reports and other papers, and to make copies and extracts therefrom, (c) to discuss their respective affairs, finances and accounts with their respective officers and employees, and (d) to discuss the financial condition of the Company and the Subsidiaries of the Company with their independent accountants upon reasonable notice to the Company of its intention to do so and so long as the

Company shall be given the reasonable opportunity to participate in such discussions (and by this provision the Company authorizes said accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be at such reasonable times and as often as may be reasonably requested; provided that unless a Default or an Event of Default shall have occurred and be continuing such visits shall be limited to one per quarter. If a Default or an Event of Default shall have occurred and be continuing, the Company shall pay or reimburse all Inspectors for expenses which such Inspectors may reasonably incur in connection with any such visitations or inspections.

5.27 Board of Director Observation Rights

     The Noteholder Representative shall have the right to observe meetings of the Boards of Directors of the Company and CDVC as set forth in the Management Rights Agreement.

5.28 Maintenance of Office or Agency

     So long as any of the Notes remain unpaid and outstanding, the Company shall maintain (a) an office or agency where the Notes may be presented for payment; (b) an office or agency where the Notes may be presented for registration and transfer and for exchange as provided in this Agreement; and
(c) an office or agency where notices and demands to or upon the Company in respect of the Notes may be served. The location of such office or agency initially shall be 100 Mansell Court East, Suite 400, Roswell, Georgia 30076. The Company shall give to each Holder written notice of any change of location thereof.

5.29 Private Placement Number

     The Company consents to the filing of copies of this Agreement with Standard & Poor's Corporation to obtain a private placement number and with the National Association of Insurance Commissioners.

5.30 Senior Indebtedness Amendments

     The Constituent Companies may at any time and from time to time without the consent of or notice to the Holders, without incurring liability to the Holders and without impairing or releasing the obligations of Holders pursuant to
Section 8 of this Agreement, change the manner or place of payment or extend the time of payment of or renew, alter or refinance any of the terms of the Senior Indebtedness, or amend in any manner or replace the Senior Credit Agreement or any other agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Indebtedness; provided that the Constituent Companies shall not (a) increase the principal amount of the Senior Indebtedness (except as permitted by Section 5.5(b)), (b) increase the interest rate with respect to the Senior Indebtedness by more than 2% per annum, except in connection with the imposition of a default rate of interest in accordance with subsection 3.01 of the Senior Credit Agreement (or the corresponding provision of any replacement Senior Credit Agreement), (c) extend the final maturity of the Senior Indebtedness to a date that is later than one year prior to the Maturity Date, or (d) shorten the time of payment with respect to any Senior Indebtedness.

5.31 Limitation on the Company

     (a) The Company shall not conduct or operate any business, perform any obligations, incur any Indebtedness, hold any assets, incur any capital expenditures nor make any Investments; provided, however, that the Company may
(i) own up to 100% of the Equity Interests of DHMI and CDVC, (ii) to the extent not otherwise prohibited hereby, perform its obligations pursuant to this Agreement, the Documents, the Senior Credit Documents, the Registration Agreement, the Stockholders Agreement and the Stock Option Plan, (iii) pledge the Capital Stock of its Subsidiaries, and grant a first priority security interest in its assets, to the administrative agent under the Senior Credit Agreement for the benefit of the Secured Parties (as defined in the Senior Credit Agreement), pursuant to the Collateral Documents (as defined in the Senior Credit Agreement) to which it is a party, (iv) pay its Taxes and administrative and miscellaneous expenses and (v) otherwise maintain its existence.

     (b) The Company (i) will not permit any Person other than the Company to hold any common stock of CDVC (or any warrants, securities, options or other rights exercisable for, convertible into or exchangeable for common stock), (ii) will not permit the Company to hold any Capital Stock of CDVC or DHMI (other than outstanding shares of common stock), (iii) will not permit any other Person to hold any other Capital Stock of CDVC or DHMI, (iv) will not permit the Company or any Subsidiary of the Company to issue any shares of Preferred Stock, and (v) will not permit the Company to amend, modify or waive any term or provision of its Certificate of Incorporation or any Certificate of Designation relating to any Preferred Stock authorized by the Company as of the Closing Date.

5.32 Notices of Certain Proceedings and Change of Senior Bank

     If any of the Company or any of the Subsidiaries of the Company is made or threatened to be made a party to any proceeding that, if determined adversely to the Company or such Subsidiary would result, or be likely to result, in a Material Adverse Effect, then the Company or such Subsidiary shall promptly deliver to the Holders a description of such proceeding, indicating the court in which it was filed, if any, the amount in controversy or other remedies sought and the other parties thereto. Company shall within ten (10) days of the occurrence thereof, notify the Purchasers, in writing, of any successor or assigns of the Senior Bank.

SECTION 6. REDEMPTION

6.1  The Company's Right to Redeem

     (a) Optional Redemption. The Company may redeem the Notes, or a portion thereof, in accordance with the terms and conditions provided in Section 5 of the Notes.

     (b) Mandatory Redemption. The Company shall redeem the Notes on the Maturity Date.

6.2  Selection of Notes to Be Redeemed

     If fewer than all of the Notes are to be redeemed, the Company shall redeem the Notes pro rata, in such manner as complies with applicable legal requirements, if any. Notes in


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

denominations of $1,000 may be redeemed only in whole. The Company may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

6.3  Notice of Redemption

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption ("Notice of Redemption") by first-class mail to each Holder whose Notes are to be redeemed at such Holder's registered address. Each notice for redemption shall identify the Notes to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) the name and address of the Company;

     (d) that Notes called for redemption must be surrendered to the Company to collect the Redemption Price;

     (e) that, unless the Company defaults in making the Redemption Price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Company of the Notes redeemed;

     (f) if any Note is being redeemed in part, the portion of the principal-amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

     (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or, portion(s) thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

     (h) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

6.4  Effect of Notice of Redemption

     Once Notice of Redemption is mailed in accordance with Section 6.3 above, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Company, such Notes called for redemption shall be paid at the Redemption Price.

6.5  Payment of Redemption Price

     On presentation and surrender of any Notes with respect to which a notice of redemption has been given, at a place of payment specified in such notice, such Notes or specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price.

     If, on or prior to the Redemption Date, the Company deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Notes called for redemption, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 7. DEFAULTS AND REMEDIES

7.1  Events of Default

     An "Event of Default" occurs if:

     (a) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption or otherwise (whether or not prohibited by the subordination provisions hereunder);

     (b) the Company defaults in the payment of interest on any Note or any other amount payable hereunder when the same becomes due and payable and the Default continues for a period of five Business Days (whether or not prohibited by the subordination provisions hereunder);

     (c) the Company or any Subsidiary Guarantor fails to comply with (i) any of the agreements, covenants or provisions contained in clauses (a)(ii), (a)(iii) or (a)(iv) of Section 5.2, Sections 5.3 through 5.14, inclusive, Sections 5.16, 5.17, 5.20, 5.23, 5.28, 5.30 or 5.31 or (ii) any of the other agreements, covenants, or provisions of this Agreement (including the Subsidiary Guaranty) or the Notes and, in the case of this clause (ii), the Majority Holders notify the Company of the Default and the Company or one of its Subsidiaries, as the case may be, does not cure the Default within 30 days after receipt of such notice;

     (d) if any of the representations, warranties or statements of the Company or any of the Subsidiary Guarantors made in this Agreement (including those representations and warranties incorporated by reference herein), the other Documents or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto are false or misleading in any material respect as of the date when made, deemed to have been made or delivered;

     (e) if the Company (i) defaults in the payment of principal with respect to Indebtedness under the Senior Credit Agreement; provided, that if such default is cured or waived in accordance with the terms of the Senior Credit Agreement then any Event of Default arising pursuant to this clause (i) shall likewise be deemed cured or waived, (ii) defaults in the payment of interest with respect to Indebtedness under the Senior Credit Agreement and such default continues for a period of five Business Days; provided, that if such default is cured or waived in accordance with the terms of the Senior Credit Agreement then any Event of Default arising pursuant to this clause (ii) shall likewise be deemed cured or waived,
(iii) defaults in the payment of principal or interest and such default continues for a period of five Business Days under any loan agreement, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than the Senior Indebtedness) of the Company or any of the Subsidiaries of the Company for borrowed money (or the payment of which is guaranteed by the Company or any of the Subsidiaries of the Company), whether such indebtedness or guarantee now exists or shall be created hereafter, and the principal amount of such indebtedness, together with the principal amount of any other such indebtedness for which there is a default in the payment of interest, premium, if any, or principal aggregates $2,750,000 or more, or (iv) an event of default occurs under any loan agreement, note, mortgage, indenture or instrument which shall represent a default in payment upon final maturity or otherwise result in the acceleration of such indebtedness prior to its expressed maturity and the principal amount of such indebtedness, together with the principal amount of any other such indebtedness with respect to which there has been a default in payment upon final maturity or the maturity of which has been so accelerated and has not been paid, aggregates $2,750,000 or more;

     (f) one or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $2,750,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier which has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Consolidated Party to enforce any such judgment;

     (g) the filing by the Company or any of the Subsidiaries of the Company (any such person, a "Debtor") of a petition commencing a voluntary case under
Section 301 of Title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

     (h) the filing against a Debtor of a petition commencing an involuntary case under Section 303 of Title 11 of the United States Code, with respect to which case (i) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, an order of relief, (ii) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (iii) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof; or

     (i) the entry by a court of competent jurisdiction of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the Property of a

Debtor, or directing the winding up or liquidation of the affairs or Property of a Debtor, and (i) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or (ii) such judgment, decree or order is in full force and effect and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

7.2  Acceleration of Notes, Remedies

     Subject to the following paragraph and Section 8, if an Event of Default (other than an Event of Default specified in clause (g), (h) or (i) of Section 7.1) occurs and is continuing, the Majority Holders by notice to the Company, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable (such notice being the "Acceleration Notice") and the same shall become immediately due and payable. If an Event of Default specified in clause (g), (h) or (i) of Section 7.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. The Majority Holders by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

7.3  Premium on Acceleration

     In the event of an acceleration of the Notes upon an Event of Default occurring by reason of any willful action (or deliberate inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company had elected to redeem the Notes and such acceleration is not rescinded or annulled, the Holders shall be entitled to receive, in addition to any other payments to which they may be entitled, a premium equal to the percentages of principal set forth below if the declaration date of the acceleration occurs during the twelve month period commencing on April 13 of the year set forth below:

                      % of Principal Amount
                      ---------------------
2006                           101%
2007                           101%
2008 and thereafter            100%

7.4  Other Remedies

     Subject to Section 8, if an Event of Default occurs and is continuing, Holders of the Notes may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement. A delay or omission by any Holder of any Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

7.5  Waiver of Past Defaults

     The Majority Holders by notice to the Company may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Notes.

7.6  Rights of Holders to Receive Payment

     Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

7.7  Undertaking for Costs

     In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

SECTION 8. SUBORDINATION

8.1  Notes Subordinated to Senior Indebtedness

     The Company, for itself and its successors, and each Holder, by his acceptance of Notes, agrees that (a) the payment of the principal of and interest on the Notes (including interest at the default rate), (b) any payment on account of the acquisition or redemption of the Notes by the Company including, without limitation, pursuant to Section 5.8 or 5.11, and (c) all other payment obligations of the Company hereunder, including, without limitation, obligations with respect to fees, expenses and indemnities is subordinated, to the extent and in the manner provided in this Section 8, to the prior payment in full of all Senior Indebtedness of the Company and that these subordination provisions are for the benefit of the holders of Senior Indebtedness. This Section 8 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

8.2  No Payment on Notes in Certain Circumstances

     (a) No payment shall be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Notes or to defease or acquire any of the Notes (including repurchases of Notes pursuant to Section 5.8 or 5.11) for cash or Property, or on account of the redemption provisions of the Notes or on account of fees, expenses or indemnities owed hereunder (other than principal, premium, interest, fees, expenses or indemnities paid to the Holders in the form of Junior Securities), during the period (the "Indefinite Blockage Period") beginning on the date that the Company and the Holders of the Notes receive written notice (a "Payment Notice") from the holders of such Senior Indebtedness of any default in payment (a "Payment Default") of any principal of, premium, if any, or interest on any Senior Indebtedness or any obligation owing under or in respect of Senior Indebtedness, and ending on the earliest of (i) the date that all Senior Indebtedness is paid in full, (ii) the date on which the Senior Indebtedness to which such Payment Default relates is paid in full or such default is cured, and (iii) the date on which such Payment Default is waived in writing in accordance with the instruments governing such Senior Indebtedness by the holders of such Senior Indebtedness.

     (b) If an event of default other than a Payment Default (an "Other Default") with respect to any Senior Indebtedness, as such event of default is defined in the instrument under which it is outstanding, has occurred, is continuing and permits the holders (or any requisite percentage thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, then during the period (the "Payment Blockage Period") commencing on the date that the Company and the Holders receive written notice (a "Default Notice") of such Other Default and ending on the earliest of: (i) 180 days after such date, (ii) the date, if any, on which the Senior Indebtedness to which such default relates is paid in full or such Other Default is cured or waived in writing in accordance with the instruments governing such Senior Indebtedness by the holders of such Senior Indebtedness, and (iii) the date on which the Company and the Holders of the Notes receive from the holders of such Senior Indebtedness (or their representative) that commenced the Payment Blockage Period written notice that the Payment Blockage Period has been terminated, no payment shall be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on, the Notes, or to defease or acquire any of the Notes (including repurchases of Notes pursuant to Section 5.8 or 5.11 or any payment pursuant to the subordination provisions of any Intercompany Note) for cash or Property, or on account of the redemption provisions of the Notes or on account of any fees, expenses or indemnities relating to the Notes or this Agreement (other than principal, premium, interest, fees, expenses or indemnities paid to the Holders in the form of Junior Securities). Notwithstanding any other provision of this Agreement, only one Payment Blockage Period may be commenced within any consecutive 365-day period. No event of default that existed or was continuing with respect to the Senior Indebtedness for which a Default Notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be, or be made, the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

     (c) For purposes of this Agreement, the term "Standstill Period" shall mean a period which commences on the date on which the Company receives written notice from the Holders that an Event of Default (other than as specified in clauses (g), (h) or (i) of Section 7.1) has occurred, is continuing and permits the Majority Holders to declare the Indebtedness evidenced by the Notes due and payable prior to the date on which it would otherwise have become due and payable, and ending on the earliest to occur of (i) acceleration of the Senior Indebtedness, (ii) an Event of Default specified in clause (g), (h) or (i) of
Section 7.1, (iii) 120 days after the date such Event of Default occurs, (iv) the date that all Senior Indebtedness is paid in full in cash, (v) the waiver or amendment by or on behalf of the lenders under the Senior Credit Agreement of the restrictions, during such Standstill Period, on asset sales or dispositions by the Company or any of the Subsidiaries of the Company so as to permit the Company or any of the Subsidiaries of the Company to transfer or apply the net proceeds from such asset sales or dispositions to or for the benefit of any holders of long-term Indebtedness of the Company or the Subsidiaries of the Company other than to repay obligations under the Senior Credit Agreement, Capitalized Lease Obligations or purchase money Indebtedness permitted under this Agreement secured by a Lien on such assets, (vi) the waiver or amendment, during such Standstill Period, by or on behalf of the lenders under the Senior Credit Agreement of the prohibition on the creation or existence of liens on Property, revenue or assets of the Company or any of the Subsidiaries of the Company so as to permit the creation or existence of liens (including judgment liens) securing payment of Indebtedness of the Company or any of the Subsidiaries of the Company which ranks pari passu with the Notes or is subordinate or junior in right of payment to the Notes, or (vii) such time as the holders of Senior Indebtedness consent in writing to the termination of the Standstill Period. During the Standstill Period, such Holders shall be prohibited from accelerating the Notes and shall be prohibited from enforcing any of their default remedies with respect thereto (including any right to sue the Company or to file or participate in the filing of any involuntary bankruptcy petition against the Company) until the Standstill Period shall cease to be in effect; provided, however, that if a Holder had initiated an enforcement or collection action prior to the commencement of such Standstill Period at a time when such Holder was entitled to do so, then such Holder shall not be prevented during the Standstill Period from taking any steps with respect to such pending collection or enforcement action as are required by law or are reasonably required to avoid material prejudice to the rights of such Holder. Upon the termination of any Standstill Period, then the Holders of the Notes may, at their sole election, exercise any and all remedies (including acceleration of the maturity of the Notes) available to them under this Agreement or applicable law; provided that the Indefinite Blockage Period or the Payment Blockage Period, as the case may be, shall continue for its full period notwithstanding the termination of the Standstill Period.

     (d) In furtherance of the provisions of Section 8.1, in the event that, notwithstanding the foregoing provisions of this Section 8.2, any payment or distribution of assets on account of principal of, premium, if any, or interest on the Notes or to defease or acquire any of the Notes (including repurchases of Notes pursuant to Section 5.8 or 5.11 or any payment pursuant to the subordination provisions of any Intercompany Note) for cash, Property or securities, or on account of the redemption provisions of the Notes or on account of fees, expenses or indemnities owed hereunder (other than principal, premium, interest, fees, expenses or indemnities paid to the Holders in the form of Junior Securities) shall be made by the Company and received by any Holder, at a time when such payment or distribution was prohibited by the provisions of this Section 8.2, then, such payment or distribution shall be received and held in trust by such Holder for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by such Holders to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts on account of the Senior Indebtedness held or represented by each, to the extent necessary to enable payment in full (except as such payment otherwise shall have been provided for), of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and distributions and all provisions therefor, to or for the holders of such Senior Indebtedness.


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     The Company shall give prompt written notice to the Holders of any default or event of default, and any cure or waiver thereof, or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

8.3 Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization

     Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

     (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full (or to have such payment duly provided for) of the principal of and interest on and other amounts payable in respect thereof, before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Notes or on account of fees, expenses or indemnities owed hereunder (other than principal, interest, premium, fees, expenses or indemnities paid to the Holders in the form of Junior Securities);

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities (other than principal, interest or premium paid to the Holders in the form of Junior Securities), to which the Holders would be entitled except for the provisions of this Section 8, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full (or have such payment duly provided for) of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness; and

     (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities, shall be received by the Holders on account of principal of, premium, if any, or interest on the Notes or on account of fees, expenses or indemnities owed hereunder (other than principal, interest, premium, fees, expenses or indemnities paid to the Holders in the form of Junior Securities), as the case may be, before all Senior Indebtedness is paid in full (or provision made therefor), such payment or distribution shall be received and held in trust by such Holder for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full (except as such payment otherwise shall have been provided for) of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness. The Company shall give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.


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8.4  Noteholders to Be Subrogated to Rights of Holders of Senior Indebtedness

     Subject to the payment in full of all Senior Indebtedness (or provision made for its payment), the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Section 8, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company, to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 8 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Section 8 shall have been applied, pursuant to the provisions of this Section 8, to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

8.5  Obligations of the Company Unconditional

     Nothing contained in this Section 8 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes, and all other payment obligations of the Company hereunder, as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or in the Notes prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 8, of the holders of Senior Indebtedness in respect of cash, Property or securities of the Company (other than Junior Securities) received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Section 8 or elsewhere in this Agreement or in the Notes, upon any distribution of assets of the Company referred to in this Section 8, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.


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8.6  Subordination Rights Not Impaired by Acts or Omissions of the Company or
     Holders of Senior Indebtedness

     No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Section 8 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company all without affecting the liabilities and obligations of the parties to this Agreement or the Holders.

8.7  Section 8 Not to Prevent Events of Default

     The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Section 8 shall not be construed as preventing the occurrence of a Default or an Event of Default under this Agreement or in any way prevent the Holders from exercising any right hereunder other than as provided in this Section 8.

SECTION 9. AMENDMENTS AND WAIVERS

9.1  With Consent of Holders

     The Company with written consent of the Majority Holders, may amend this Agreement or the Notes, provided that each Holder shall have received at least five Business Days prior written notice of such proposed amendment. The Majority Holders may waive compliance by the Company with any provision of this Agreement or the Notes, provided that each Holder shall have received at least five Business Days prior written notice of such proposed waiver. Without the consent of each Holder affected, however, no amendment or waiver may (with respect to any Notes held by a nonconsenting Holder of Notes):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver of any provision of this Agreement or the Notes;

     (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of Notes, reduce the purchase price payable in connection with repurchases of the Notes pursuant to
Section 5.8 or 5.11 hereof or reduce the premium payable pursuant to Section 7.3 hereof;

     (c) reduce the rate of or change the time for payment of interest on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes or that resulted from a failure to comply with Section 5.8 hereof (except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration);


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     (e) make the principal of, premium, if any, or the interest on, any Note payable in any manner other than that stated in this Agreement and the Notes;

     (f) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium (if any) or interest on the Notes;

     (g) waive a redemption payment with respect to any Note;

     (h) make any change to the subordination provisions of this Agreement that adversely affect any Holder without such Holder's consent; or

     (i) make any change in the foregoing amendment and waiver provisions.

     It shall not be necessary for the consent of the Holders under this Section 9 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof, provided that the actual amendment or waiver is substantially identical to the substantive provisions that were approved.

     After an amendment or waiver under this Section 9 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

     In connection with any amendment under this Section 9, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment or waiver, consideration for such Holder's consent.

9.2  Revocation and Effect of Consents

     Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Company received before the date on which the Majority Holders have consented (and not therefore revoked such consent) to the amendment or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.


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

     After an amendment or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (i) of Section 9.1, in which case, the amendment or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium (if any) and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or amendment, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding.

9.3  Notation on or Exchange of Notes

     If an amendment or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company so that it may place an appropriate notation on the Note about the changed terms and return it to the Holder.

9.4  Payment of Expenses

     The Company agrees to pay or reimburse each Holder's out-of-pocket expenses (including the reasonable fees and expenses of counsel) relating to any amendment or modification of, or any waiver or consent under, this Agreement, the Notes, the Registration Agreement, the Stockholders Agreement and any other Documents.

SECTION 10. DEFINITIONS

10.1 Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     "Acceleration Notice" shall have the meaning set forth in Section 7.2.

     "Account Manager" means each Purchaser, if any, duly authorized to act as attorney-in-fact on behalf of any Person in purchasing, in the name of and using funds provided by such Person, Notes hereunder.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with the acquisition by the Company or any of its Subsidiaries of assets from such Person, which Indebtedness was not incurred in connection with or in anticipation of such acquisition.

     "Additional Subsidiary Guarantor" shall mean each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of a Joinder Agreement.

     "Affiliate" means, with respect to any referenced Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such referenced Person, (ii) which directly or indirectly through one or more


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intermediaries beneficially owns or holds 10% or more of the combined voting power of the total Voting Securities of such referenced Person or (iii) of which 10% or more of the combined voting power of the total Voting Securities directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person or a Subsidiary of such referenced Person. When used herein without reference to any Person, Affiliate means an Affiliate of the Company. For purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, neither Newstone (for all purposes), nor any Purchaser or its Affiliates (for all purposes), nor NMS Capital, Nautic Partners, LLC nor any of their respective Affiliates (for all purposes other than the Warrant Agreement, dated July 12, 2000, among the Company and the purchasers named therein), nor DHMI and its Subsidiaries shall be considered Affiliates of the Company or any of its Subsidiaries.

     "Affiliate Transaction" shall have the meaning set forth in Section 5.6.

     "Agreement" means this Senior Subordinated Note Purchase Agreement dated as of April 13, 2006, by and among the Company, the Subsidiary Guarantors named therein and the Purchasers.

     "Amendment and Joinder Agreement" shall have the meaning set forth in
Section 2.1(c).

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of assets (including by way of a sale-and-leaseback, transfer, Casualty, Condemnation or otherwise or other extraordinary receipts (including indemnity payments (except indemnity payments received solely to pay a third party obligation or to reimburse any Constituent Company for payment made by such Constituent Company of such third party obligation) and pension reversions but excluding tax refunds)) of the Company or any of its Subsidiaries, other than sales of inventory in the ordinary course of business consistent with past practice, sales of Cash or Cash Equivalents, trade receivables or sales of any asset by the Company to a Subsidiary Guarantor or by a Subsidiary Guarantor to another Subsidiary Guarantor of the Company or (ii) the issuance or sale of Equity Interests of any of the Subsidiaries of the Company to any Person other than the Company or a Subsidiary of the Company, in the case of either clause
(i) or (ii) above, whether in a single transaction or a series of related transactions.

     "Asset Sale Offer" shall have the meaning set forth in Section 5.8.

     "Asset Sale Date" shall have the meaning set forth in Section 5.8.

     "Asset Sale Offer Price" shall have the meaning set forth in Section 5.8.

     "Bankruptcy Law" shall have the meaning set forth in Section 7.1.

     "Business Day" means any day which is not a Legal Holiday.


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     "Capital Lease" means, as applied to any Person, any lease of any Property
(whether real, personal or mixed) by that Person which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

     "Capital Stock" shall mean (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) all rights to purchase, warrants, options and other securities exercisable for, exchangeable for or convertible into any of the foregoing.

     "Capitalized Lease Obligation" means, with respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash" means Dollars or U.S. Government Obligations having a maturity of one year or less from the date of issuance thereof.

     "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) U.S. dollar denominated certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-l or the equivalent thereof or from Moody's is at least P-l or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-l (or the equivalent thereof) or better by S&P or P-l (or the equivalent thereof) or better by Moody's and maturing within six (6) months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and
(e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(d).

     "Cash Management Services Agreement" shall mean any agreement to provide cash management services, including treasury, depositary, overdraft, credit or debit card, electronic funds transfer or other cash management services.

     "Casualty" shall mean any casualty or other loss, damage or destruction.


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

     "CDVC" means CompBenefits Dental and Vision Company, a Florida corporation and a Wholly Owned Subsidiary of the Company.

     "Change of Control" shall mean the occurrence of any of the following events: (a) the Company shall beneficially own less than 100% of the Capital Stock of CDVC (on a fully diluted basis); (b) any Person or "group" (within the meaning of Rule 13d-5 under the Exchange Act), together with its Affiliates, other than the Investor Group, shall beneficially own, directly or indirectly, Capital Stock of the Company entitled to (i) prior to the consummation of an IPO, 35% or more of the Total Voting Power of the Company or (ii) after the consummation of an IPO, 30% or more of the Total Voting Power of the Company;
(c) prior to the consummation of an IPO, the Sponsor Group shall beneficially own, directly or indirectly, outstanding shares of common stock of the Company entitled to less than a majority of the Total Voting Power of the Company; or
(d) (i) prior to the consummation of an IPO, the failure at any time of a majority of the seats (excluding vacant seats) on the board of directors of the Company and CDVC to be occupied by Persons who were nominated by or on behalf of the Investor Group or (ii) for a period of one year immediately following the consummation of an IPO, the failure of representatives of at least two members of the Sponsor Group to maintain seats on the board of directors of the Company and CDVC.

     "Change of Control Date" shall have the meaning provided in Section
5.11(a).

     "Change of Control Offer" shall have the meaning provided in Section
5.11(a).

     "Change of Control Offer Price" shall have the meaning provided in Section 5.11(a).

     "Change of Control Payment Date" shall have the meaning provided in Section 5.11(b).

     "Charter Documents" means the Articles of Organization, Articles of Incorporation or Certificate of Incorporation, Certificates of Designation and Bylaws, as amended or restated (or both) as of the Closing Date, of any of the Constituent Companies, or any of their Subsidiaries, as applicable.

     "Closing" shall have the meaning set forth in Section 1.2(b).

     "Closing Date" shall have the meaning set forth in Section 1.2(b).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto and regulations promulgated thereunder.

     "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

     "Company" shall mean CompBenefits Corporation (f/k/a CompDent Corporation), a Delaware corporation, and its successors and permitted assigns.

     "Condemnation" shall mean any taking of Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.


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     "Condemnation Award" shall mean all proceeds of any condemnation or transfer in lieu thereof.

     "Consolidated" or "consolidated," when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

     "Consolidated Capital Expenditures" shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Company and its Consolidated Subsidiaries during such period (including the amount of assets leased under any Capital Lease). Notwithstanding the foregoing, the term "Consolidated Capital Expenditures" shall not include (a) capital expenditures in respect of the reinvestment of Insurance Proceeds and Condemnation Awards received by the Company and its Subsidiaries to the extent that such reinvestment is permitted under the Senior Credit Documents and/or this Agreement and (b) capital expenditures for Permitted Acquisitions.

     "Consolidated Cash Dividends" shall mean, for any period, the aggregate amount of all Restricted Payments paid in cash by the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, during such period.

     "Consolidated Cash Interest Expense" shall mean, for any period, without duplication, the gross amount of interest expense of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, during such period, including (a) the portion of any payments or accruals with respect to Capital Leases that are allocable to interest expense in accordance with GAAP, (b) net costs with respect to Hedging Obligations under Interest Rate Protection Agreements during such period and (c) all fees (other than the annual administration fee payable to the Senior Bank in connection with the Senior Credit Agreement), charges, discounts and other costs paid in respect of Indebtedness during such period; provided that (i) all non-cash interest expense shall be excluded and (ii) any interest on Indebtedness of another Person that is guaranteed by the Company or any of its Consolidated Subsidiaries or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of the sale of or production from, assets of the Company or any of its Consolidated Subsidiaries (whether or not such guarantee or Lien is called upon) shall be included; provided that Consolidated Cash Interest Expense for any fiscal quarter ending prior to April 1, 2006 shall be deemed to equal $4,100,000.

     "Consolidated Cash Taxes" shall mean, for any period, the aggregate amount of all federal, state, local and foreign income, value added and similar taxes or any other taxes of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, to the extent the same are actually paid directly in cash by the Company or any of its Consolidated Subsidiaries during such period or paid through Permitted Tax Dividends, net of any tax refunds during any such period.

     "Consolidated EBITDA" shall mean, for any period, the sum (without duplication) of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of


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

Consolidated Net Income for such period, has been deducted for (i) interest expense, (ii) total federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense, and (iv) other non-cash charges or non-cash losses (in each case, except to the extent that such non-cash charge represents a reserve or accrual for a future cash charge); minus (c) an amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gains, all as determined in accordance with GAAP.

     "Consolidated Fixed Charges" shall mean, for any period, the sum of (a) Consolidated Cash Interest Expense for such period, plus (b) Consolidated Scheduled Debt Payments for such period, plus (c) Consolidated Cash Dividends for such period, plus (d) Consolidated Cash Taxes for such period.

     "Consolidated Net Income" shall mean, for any period, net income (or loss) after taxes of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period; provided that there shall be excluded from such calculation of net income (or loss) (a) the income of any Person in which any other Person (other than the Company or any of its Subsidiaries) has any equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or the date such Person's assets are acquired by the Company or any of its Subsidiaries, except as provided in the definition of Pro Forma Basis set forth in this Section 10.1, (c) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) any after-tax gains or losses attributable to sales of assets out of the ordinary course of business and (e) to the extent not included in clauses (a) through (d) above, any non-cash extraordinary gains or non-cash extraordinary losses.

     "Consolidated Parties" shall mean the Company and its Subsidiaries and "Consolidated Party" shall mean any one of them.

     "Consolidated Scheduled Debt Payments" shall mean, for any period, with respect to the Company and its Consolidated Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for such period (including the principal component of payments due on Capital Leases during such period, but excluding payments due on the swingline facility portion of the Senior Revolver Debt during such period); provided that Consolidated Scheduled Debt Payments shall not include voluntary prepayments of Funded Indebtedness, mandatory prepayments required pursuant to the Senior Credit Agreement, any mandatory repurchase of the Notes pursuant to Section 5.8 or 5.11, or other mandatory prepayments of Funded Indebtedness; provided, further, the amount of Consolidated Scheduled Debt Payments consisting of the Senior Term Debt for the measurement period of four fiscal quarters ending on each of June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007, shall be deemed to equal $3,750,000.


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     "Consolidated Subsidiaries" of any Person shall mean all Subsidiaries of such Person that should be consolidated with such Person for financial reporting purposes in accordance with GAAP.

     "Constituent Companies" means the Company and the Subsidiary Guarantors, and "Constituent Company" means any one of them.

     "Convertible Non-Voting Common Stock" means the Convertible Non-Voting Common Stock, $.01 par value per share, of the Company.

     "Convertible Preferred Stock" means the (i) the Series A Convertible Preferred Stock and (ii) the Series B Convertible Preferred Stock, collectively.

     "Custodian" shall have the meaning set forth in Section 7.1.

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     "Default Notice" shall have the meaning set forth in Section 8.2(b).

     "DHMI" shall mean Dental Health Management, Inc., a Delaware corporation and a Wholly Owned Subsidiary of the Company.

     "Disqualified Stock" of any Person shall mean (a) any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Maturity Date and (b) if such Person is the Company or a Subsidiary of the Company, any Preferred Stock of such Person.

     "Documents" means this Agreement, the Notes, the Management Rights Agreement, the Amendment and Joinder Agreement, the Stock Purchase Agreement(s) for the Purchased Equity and the Put and Call Agreements collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated hereby or thereby.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Domestic Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

     "Environmental Claim" shall have the meaning set forth in Section 3.16.

     "Environmental Laws" shall have the meaning set forth in Section 3.16.


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     "Equity Interest" means (i) with respect to a corporation, any and all
Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

     "Equity Purchase Transaction" shall have the meaning set forth in Section 2.8.

     "ERISA" means The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto and regulations promulgated thereunder.

     "Event of Default" shall have the meaning set forth in Section 7.1.

     "Excess Interest" shall have the meaning set forth in Section 5.15.

     "Excess Net Proceeds" shall have the meaning set forth in Section 5.8.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

     "Excluded Asset Sale" shall mean (a) any Asset Sale by any Consolidated Party to the Company or any of the Subsidiary Guarantors if, after giving effect to such Asset Sale, no Default or Event of Default exists and is continuing or is created by such Asset Sale, (b) the liquidation or sale of Cash Equivalents for the account of the Company and its Subsidiaries, (c) uses of Cash to the extent not prohibited hereunder and (d) the sale, lease, transfer, assignment or other disposition of assets (other than in connection with any Casualty or Condemnation) of the Company or any of its Subsidiaries to any other Person so long as the fair market value of all property disposed of as provided in this subsection (d) does not exceed $550,000 in the aggregate in any fiscal year of the Company and so long as no Default or Event of Default exists and is continuing or is created by such Asset Sale. The foregoing definition shall not be deemed to imply any such Asset Sale is permitted under this Agreement.

     "Excluded Taxes" means, with respect to each Holder or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located,
(b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Company is located, (c) in the case of each Holder that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Code (a "Foreign Holder"), any withholding tax that is imposed on amounts payable to such Foreign Holder at the time such Foreign Holder becomes a Holder hereunder, except to the extent that such Foreign Holder was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 5.18, and (d) all interest, penalties and additions to tax relating to Excluded Taxes described in subsections (a) through
(c) of this definition.


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

     "Fixed Charge Coverage Ratio" shall mean, as of any day, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on, or most recently preceding, such day, minus Consolidated Capital Expenditures for such period except capital expenditures financed by Indebtedness other than any Senior Revolver Debt) to (b) Consolidated Fixed Charges for such period.

     "Foreign Holder" shall have the meaning set forth in the definition of "Excluded Taxes."

     "Foreign Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

     "Funded Indebtedness" shall mean, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (e), (f), (g), (i), and (k) of the definition of "Indebtedness" set forth in this Section 10.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type referred to in clause (a) above and (d) Indebtedness of the type referred to in clause
(a) above of any partnership or unincorporated joint venture in which such Person is general partner or for which such Person is otherwise legally obligated or has a reasonable expectation of being liable.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such on the Closing Date by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations, shareholders' equity and cash flows, of the Company and its consolidated subsidiaries subject to the terms of Section 10.3.

     "GTCR Fund V" shall mean Colder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership and GTCR Associates V.

     "Government Body" shall mean any Federal, state, local or foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof or any quasi-governmental or private body exercising any governmental regulatory authority thereunder and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

     "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for


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the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss in respect thereof or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. For purposes hereof, the amount of any Guaranty Obligation shall (subject to any limitations set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, of the Indebtedness in respect of which such Guaranty Obligation is made, or if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) Interest Rate Protection Agreements, and (ii) any foreign exchange contract currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect such Person entering into same against fluctuations in currency values.

     "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any rules or regulations promulgated from time to time thereunder.

     "HIPAA Compliance Date" shall have the meaning assigned to such term in
Section 3.24.

     "HIPAA Compliant" shall have the meaning assigned to such term in Section 3.24.

     "Holder" or "Holders" means each Purchaser (so long as it holds any Notes) and any other holder of any of the Notes.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated pursuant thereto.

     "Inactive Subsidiary" shall mean Employee Relations Services, Inc., a Subsidiary which does not, and shall not, have assets or liabilities.

     "Indebtedness" of any Person shall mean (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person,
(e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on,


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

or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all Hedging Obligations of such Person, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(k) all Disqualified Stock of such Person and (1) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

     "Indefinite Blockage Period" has the meaning set forth in Section 8.2(a).

     "Indemnified Parties" has the meaning set forth in Section 1.8.

     "Inspectors" shall have the meaning set forth in Section 5.26.

     "Insurance Proceeds" shall mean all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

     "Intercompany Notes" shall mean the promissory notes in the form of Annex D issued as contemplated by clause (vi) of Section 5.4(b).

     "Interest Rate Protection Agreement" shall mean any interest rate swap, collar, cap or other arrangement requiring payments contingent upon interest rates.

     "Internal Control Event" shall mean (a) a material weakness in, or (b) fraud that involves management or other employees who have a significant role in, the Company's internal controls over financial reporting, but only in the case of clause (a) above, if the same would reasonably be expected to result in a material and adverse impact on the financial reporting or financial results of the Company.

     "Investment" means, with respect to any Person, any direct, indirect or beneficial investment by such Person, whether by means of share purchase, loan, advance, extension of credit (other than accounts receivable and trade credits arising in the ordinary course of business), capital contribution or otherwise, in or to any other Person, the guaranty by such Person of any Indebtedness of any other Person or the subordination of any claim against any other Person to other Indebtedness of such other Person.

     "Investor Group" shall mean, collectively, the Sponsors, David R. Klock, Phyllis Klock, Kirk Rothrock, Bruce A. Mitchell, George Dunaway and certain other stockholders of the Company listed on Schedule 10.1C hereto.

     "IPO" means a sale by the Company of Common Stock in an underwritten (firm commitment) public offering registered under the Securities Act of 1933.

     "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Annex E executed and delivered by an Additional Subsidiary Guarantor in accordance with the provisions of Section 11.3. Upon the execution and delivery by any Person of a Joinder Agreement, (a) such Person shall become a Subsidiary Guarantor hereunder to the extent it is not


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

a Regulated Subsidiary, and each reference in this Agreement and any other Document to a "Subsidiary Guarantor" shall also be deemed to include a reference to such Person, and (b) each reference to "this Agreement," "hereunder," "hereof" or words of like import referring to this Agreement, shall be a reference to this Agreement, or, as applicable, such other Documents, as supplemented by such Joinder Agreement.

     "Junior Securities" means (a) any Equity Interests issued in substitution of all or any portion of any Indebtedness evidenced by the Notes, this Agreement, or any Subsidiary Guaranty that are subordinated in right of payment to the Senior Indebtedness (or any notes or other securities issued in substitution of all or any portion of the Senior Indebtedness) to at least the same extent as the subordination of the Notes hereunder, and (b) any notes or other debt securities issued in substitution of all or any portion of the Indebtedness evidenced by the Notes, this Agreement or any Subsidiary Guaranty that are subordinated to the Senior Indebtedness (or any notes or other securities issued in substitution of all or any portion of the Senior Indebtedness) to at least the same extent that the Indebtedness evidenced by the Notes, this Agreement or any Subsidiary Guaranty is subordinated to the Senior Indebtedness pursuant to the terms of this Agreement.

     "Laws" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license of permit issued by, any Government Body which is applicable to such Person.

     "Legal Holiday" means a Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Company or in New York are not required to be open.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, easement, assignment, deposit arrangement, restriction, restrictive covenant, lease, sublease, option, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

     "Losses" shall have the meaning set forth in Section 1.8.

     "Majority Holders" means, at any time, the Holder or Holders of at least a majority in aggregate outstanding principal amount of the Notes; provided, however, that the parties hereto agree that until the earlier of the consummation of the acquisition of the Notes by a Newstone Group Member pursuant to the Put and Call Agreements or August 1, 2006, the Noteholder Representative shall be considered the Majority Holder for all purposes under this Agreement and the other Documents and shall have the power, among all other rights and powers granted or available to the Majority Holders, to consent to any amendment to this Agreement, the Notes and the other Documents.

     "Management Rights Agreement" shall mean the Management Rights Agreement, dated April 13, 2006, by and among Alpinvest Partners Mezzanine 2006 C.V., a Netherlands C.V., New York Life Investment Management Mezzanine Partners, LP, a Delaware limited


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

partnership, NYLIM Mezzanine Partners Parallel Fund, LP, a Delaware limited partnership, and the Company, and an Affiliate of Newstone upon execution of a joinder to such agreement.

     "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Constituent Companies taken as a whole (determined on a pro forma basis), including Consolidated EBITDA, (b) a material adverse effect on the ability of the Company or any Subsidiary Guarantor to perform its material obligations under this Agreement or the other Documents to which it is a party,
(c) a material adverse effect on the legality, validity or binding effect of this Agreement or any of the Documents, or (d) a material impairment of the rights, powers and remedies of any Purchaser or Holder under this Agreement. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

     "Material Contracts" shall mean with respect to the Consolidated Parties,
(a) each credit agreement, capital lease or other agreement related to any Indebtedness (other than this Agreement and the Notes) of any Consolidated Party in an amount greater than $500,000 (including the Senior Credit Documents), (b) each Interest Rate Protection Agreement to which any Consolidated Party is a party, (c) each license of material Intellectual Property (excluding any license of shrink-wrap software or off-the-shelf Intellectual Property), (d) each acquisition agreement for the purchase or sale by any Consolidated Party of equity interests in any Person or other assets where the aggregate consideration payable thereunder is greater than $500,000, (e) any voting or shareholder's agreement related to the equity interest in any Person to which any Consolidated Party is a party, and (f) any other contract to which any such Person is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Consolidated Parties, taken as a whole.

     "Materials of Environmental Concern" shall have the meaning set forth in
Section 3.16.

     "Maturity Date" means April 12, 2016.

     "Maximum Legal Rate" shall have the meaning set forth in Section 5.15.

     "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company in the business of rating securities.

     "NMS Capital" shall mean NMS Capital, L.P., a Delaware limited partnership.

     "Net Proceeds" means, with respect to any Asset Sale, cash received by the Company or any of its Subsidiaries from such sale or other disposition (including cash proceeds subsequently received upon the liquidation, payment or conversion of non-cash consideration received in connection with any Asset Sale into cash), in each case after (a) provision for all Taxes measured by or resulting from such sale or other disposition assuming such sale or other disposition of such asset was the only transaction in which the Company and its Subsidiaries engaged during the relevant period without giving effect to any carryforwards, carrybacks or credits, (b) payment


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

of all brokerage commissions and other fees and expenses related to such sale or other disposition, (c) amounts applied to repayment of Indebtedness (other than Senior Indebtedness) secured by a Lien on the asset sold or disposed and (d) amounts escrowed or booked as a reserve against liabilities associated with such sale or disposition.

     "Newstone" means Newstone Capital Partners, LLC

     "Newstone Group Member" means any Affiliate of Newstone or any Holder for whom Newstone or any Affiliate of Newstone acts as an Account Manager.

     "Note Register" shall have the meaning set forth in Section 1.3.

     "Noteholder Representative" shall mean, initially, Timothy P. Costello. From time to time after the Closing Date, upon written notice to the Company in accordance with Section 12.1 hereof, the Majority Holders may identify a new individual to thereafter act as the "Noteholder Representative". Notwithstanding the foregoing, the parties hereto agree that until the earlier of the consummation of the acquisition of the Notes by a Newstone Group Member pursuant to the Put and Call Agreements or August 1, 2006, Newstone shall have the sole right to identify a new individual to act as the "Noteholder Representative".

     "Notes" shall have the meaning set forth in Section 1.1.

     "Notice of Redemption" shall have the meaning set forth in Section 6.3.

     "Obligations" means, with reference to any Indebtedness, any principal of, premium, interest, penalties, fees and other liabilities payable from time to time and obligations performable under the documentation governing such Indebtedness.

     "Officer" of a Person mean its Chairman of the Board, Chief Executive Officer, President, Treasurer, any Vice President, Secretary or any Assistant Secretary.

     "Officers' Certificate" means a certificate signed by any two Officers, one of whom must be the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer or a Vice President of the Company.

     "Operating Lease" means any lease other than a Capital Lease.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to each of the Purchasers. Unless otherwise required by any of the Purchasers, the legal counsel may be an employee of or counsel to the Company. For purposes of Section 4.4, "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Company and who may be an employee of or counsel to any Purchaser or Holder.

     "Other Default" shall have the meaning set forth in Section 8.2(b).

     "Other Taxes" shall have the meaning set forth in Section 5.18(c).

     "Payment Blockage Period" shall have the meaning set forth in Section
8.2(b).


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     "Payment Default" shall have the meaning set forth in Section 8.2(a).

     "Payment Notice" shall have the meaning set forth in Section 8.2(a).

     "PCAOB" shall mean the Public Company Accounting Oversight Board.

     "Permitted Acquisition" shall mean an acquisition by the Company or any Subsidiary of the Company of the Capital Stock or all (or any substantial part for which audited financial statements or other financial information reasonably satisfactory to the Noteholder Representative is available) of the Property (all which shall be located in the United States) of another Person (including by merger or consolidation or by incorporation of a new Subsidiary) for up to the fair market value of the Capital Stock or Property acquired; provided that (a) the Capital Stock or Property acquired in such acquisition relates to a line of business similar to the business of the Company or any of its Subsidiaries engaged in on the Closing Date and if acquired by the Company directly shall be a new Wholly-Owned Subsidiary of CDVC or one of CDVC's Wholly Owned Subsidiaries, (b) the representations and warranties made by the Constituent Company in each Document shall be true and correct in all material respects at and as of the date of such acquisition (as if made on such date after giving effect to such acquisition) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date), (c) the Holders shall have received all items required to be delivered by the terms of Section 11.3, (d) in the case of an acquisition of the Capital Stock of another Person, (i) except in the case of the incorporation of a new Subsidiary, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and (ii) the Capital Stock acquired shall constitute 100% of the Total Voting Power and ownership interest of the issuer thereof, (e) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition and the Company shall have delivered to the Holders a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro Forma Basis the Company shall be in compliance with all of the financial covenants set forth in Section 5.12 as of the last day of the most recent period of four consecutive fiscal quarters of the Company which precedes or ends on the date of such acquisition and with respect to which the Holders have received the Required Financial Information,
(f) after giving effect to such acquisition, the Company's availability under the Senior Revolver Debt shall be at least $4,500,000, and (g) the aggregate cash consideration for all such acquisitions shall not exceed $11,000,000, or
(h) the Majority Holders shall have consented to or agreed to waive the limitations of this Agreement with respect to such acquisition, in each case, in writing and in accordance with the provisions set forth in Section 9.

     "Permitted Investment" means (a) Investments in Cash, Cash Equivalents, cash held in a deposit account with the administrative agent under the Senior Credit Agreement or securities issued directly by the United States of America having maturities of not more than five (5) years from the date of acquisition held by the Company or any of its Subsidiaries, (b) Investments consisting of Capital Stock, obligations, securities or other Property received by the Company and its Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt account obligors, (c) Investments existing as of the date of this Agreement and set forth in Schedule 10.1A, (d) loans and advances to employees of the


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

Company and its Subsidiaries for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding, (e) Investments by the Company in and to CDVC and DHMI and Investments by the Company and its Subsidiaries in and to the Company and its Wholly Owned Subsidiaries to the extent such Investments in this clause (e) are not otherwise prohibited pursuant to Sections 5.5, 5.15 and
Section 5.4, (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases, and (g) in addition to Investments permitted above, additional loans, advances and Investments to or in a Person (other than DHMI and its Subsidiaries) so long as the aggregate amount of all such loans, advances or Investments do not exceed $1,250,000 at any time.

     "Permitted Liens" means with respect to any Person: (a) Liens incurred or deposits made by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or Liens incurred or good faith deposits made in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or Liens incurred or deposits made to secure public or statutory obligations of such Person or deposits of cash or United States Government bonds made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which such Person is a party, or deposits made as security for contested taxes or import duties or for the payment of rent, in each case in the ordinary course of business, (b) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review and which do not constitute an Event of Default under
Section 7.1(f); provided that, in each case, such appeal or other proceeding is being made in good faith and with respect to which reserves or other appropriate provisions are being made in accordance with GAAP; (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts which are not yet due and payable (or, if due and payable, are unfiled and no other action has been taken to enforce the same) or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (d) Liens securing the payment of Taxes which are not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, with respect to which reserves or other appropriate provisions are being maintained in accordance with GAAP; (e) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (f) minor survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (g) leases or subleases granted to others not interfering in any material respect with the business of the Company and its Subsidiaries, (h) any interest of title of a lessor under and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to leases (excluding Capital Leases) permitted by this Agreement, (i) normal and customary rights


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of set-off upon deposit accounts of cash in favor of the depositary institution where the account is maintained, (j) Liens existing on the date of this Agreement and listed on Schedule 10.1B hereto; (k) Liens in favor of any holder of Senior Indebtedness incurred pursuant to the Senior Credit Documents and refinancings thereof permitted pursuant to Section 5.30; (l) Liens securing Purchase Money Indebtedness and Capital Leases incurred in accordance with
Section 5.5(b)(viii), and (m) Liens of a target assumed in connection with a Permitted Acquisition, provided that (i) such Liens were not created in contemplation of such Permitted Acquisition, (ii) if such Permitted Acquisition is effected by a merger or consolidation with a Constituent Company, such Liens do not encumber any assets or property previously owned by such Constituent Company, and (iii) if such Liens secure any Indebtedness, such Indebtedness is otherwise permitted under Section 5.5(b)(xi).

     "Permitted Refinancing Indebtedness" means, with respect to any Person, any Indebtedness of such Person issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Person; provided that with respect to any such Indebtedness other than Senior Indebtedness: (a) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded or, in the case of Indebtedness being refinanced that was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such refinancing, renewal, replacement, defeasance or refunding (plus the amount of reasonable expenses incurred in connection therewith and accrued but unpaid interest as of the date of such refinancing); (b) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) such Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (d) the annual interest rate with respect to such Indebtedness (x) if it is a fixed rate, is less than or equal to not more than one percent (1%) per annum more than, and is payable no more frequently than, that of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (y) if it is a variable rate, the index used for the calculation of the annual interest rate is substantially similar to and the margin applied to such index is less than or equal to not more than one percent (1%) per annum more than, and such interest is payable no more frequently than, that of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (e) such Indebtedness is incurred by such Person who is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (f) such Indebtedness satisfies the provisions of the subsection of Section 5.5(b) pursuant to which the Indebtedness being refinanced was incurred.

     "Permitted Tax Dividends" shall mean any distribution made by the Subsidiaries of the Company to the Company for purposes of the Company paying taxes on a consolidated basis, the amount of any such distribution to be equal to the tax liability of the Company and its Subsidiaries as a single entity.

     "Perpetual Preferred Stock" means the Series A Perpetual Preferred Stock, $.01 par value per share, of the Company, issued in connection with the conversion of the Series A Convertible


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Participating Preferred Stock and of the Series B Convertible Participating
Preferred Stock, in each case in accordance with its terms, collectively.

     "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization or a government or agency or political subdivision thereof.

     "Personnel" shall have the meaning set forth in Section 3.18(b).

     "Plan of Liquidation" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

     "Preferred Stock", as applied to the Capital Stock of any Person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person.

     "Pro Forma" means the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the date hereof after giving effect to this Agreement, the Senior Credit Agreement, the other Documents and the transactions contemplated hereby and thereby, previously delivered to the Purchasers. Notwithstanding any other term contained in this Agreement, should the application of purchase or other accounting principles permit the Company, in accordance with GAAP, to characterize certain expenditures as capital items rather than expense, then such expenditures shall be treated as expense in the period such expenditures were incurred or paid for all purposes under this Agreement unless such expenditure was identified and capitalized in the Pro Forma.

     "Pro Forma Basis" shall mean that, for purposes of determining compliance in respect of any transaction with each of the financial covenants set forth in
Section 5.12, such transaction (and any other transaction which occurred during the relevant four-fiscal-quarter period) shall be deemed to have occurred as of the first day of the most recent period of four consecutive fiscal quarters of the Company which precedes or ends on the date of such transaction with respect to which the Holders have received the Required Financial Information. As used in this definition, "transaction" shall mean (a) any merger or consolidation as referred to in clauses (b), (d) or (e) of Section 5.16, (b) any Asset Sale of a business or business unit as referred to in Section 5.8, or (c) any Permitted Acquisition as referred to in clause (e) of the definition of "Permitted Acquisition" set forth in this Section 10.1. In connection with any calculation of the financial covenants set forth in Section 5.12 upon giving effect to a transaction (and any other transaction which occurred during the relevant four-fiscal-quarter period) on a Pro Forma Basis for purposes of Section 5.8,
Section 5.16 or the definition of "Permitted Acquisition" set forth in this
Section 10.1, as applicable:


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          (i) for purposes of any such calculation in respect of any Asset Sale of a business or business unit as referred to in Section 5.8, (1) income statement items (whether positive or negative) attributable to the Property, business or business unit disposed of in such Asset Sale shall be excluded to the extent relating to any period prior to the date of such transaction and (2) any Indebtedness which is retired in connection with such Asset Sale shall be excluded and deemed to have been retired as of the first day of the relevant four fiscal-quarter period; and

          (ii) for purposes of any such calculation in respect of any merger or consolidation as referred to in Section 5.16 or of the definition of "Permitted Acquisition" set forth in this Section 10.1, (A) any Indebtedness incurred by the Company or any of its Subsidiaries in connection with such transaction shall be deemed to have been incurred as of the first day of the relevant four fiscal-quarter period (B) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of such calculations and (C) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included as if such transaction had occurred as of the first day of the relevant four fiscal-quarter period and shall be calculated (any such calculations to be reasonably acceptable to the Majority Holders) to include the income of the acquired entities on a pro forma basis after giving effect to cost savings resulting from employee terminations, facilities consolidations and closing, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes and other cost savings reasonably expected to be realized from such acquisition.

     "Pro Forma Compliance Certificate" shall mean a certificate of the chief financial officer of the Company delivered to the Holders in connection with (a) any merger or consolidation as referred to in Section 5.16, (b) any Asset Sale as referred to in Section 5.8, or (c) any Permitted Acquisition referred to in clause (e) of the definition of "Permitted Acquisition" set forth in this
Section 10.1, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, the Fixed Charge Coverage Ratio and the Total Leverage Ratio as of the last day of the most recent period of four consecutive fiscal quarters of the Company which precede or end on the date of the applicable transaction and with respect to which the Holders shall have received the Required Financial Information.

     "Proceedings" shall have the meaning set forth in Section 3.13(a).

     "Productive Assets" means assets used in the same type of business engaged in by the Company or its Subsidiaries at the time of the acquisition thereof.

     "Projections" shall have the meaning set forth in Section 3.4(e).

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.


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     "Purchase Money Indebtedness" means Indebtedness incurred solely for the purchase or financing of fixed or capital assets in the ordinary course of business (other than assets owned by the Company or any of its Subsidiaries on the Closing Date) directly related to the business of the Company on the Closing Date provided that (1) (A)such Indebtedness is secured by purchase money Liens on such assets and (B) such Liens do not extend to or cover any other asset of the Company or any of its Subsidiaries, (2) such Liens secure the obligation to pay the purchase price of such asset and interest thereon only, (3) such Indebtedness is incurred within nine months after the acquisition of such assets (with recourse only against such assets) and (4) the fair market value of the assets so secured is at least equal to the amount of Indebtedness secured thereby.

     "Purchased Equity" shall have the meaning set forth in Section 2.8.

     "Purchasers" means the purchasers on the signature pages hereto.

     "Put and Call Agreements" shall mean (a) the Put and Call Agreement, dated April 13, 2006, by and between Newstone and Alpinvest Partners Mezzanine 2006 C.V., a Netherlands C.V., (b) the Put and Call Agreement, dated April 13, 2006, by and between Newstone and New York Life Investment Management Mezzanine Partners, LP, a Delaware limited partnership, and (c) the Put and Call Agreement, dated April 13, 2006, by and between Newstone and NYLIM Mezzanine Partners Parallel Fund, LP, a Delaware limited partnership.

     "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Agreement and the Notes.

     "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for such redemption pursuant to this Agreement and the Notes.

     "Reference Period" shall have the meaning set forth in the definition of "Debt Incurrence Ratio."

     "Registered Public Accounting Firm" shall have the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

     "Registration Agreement" means the Amended and Restated Registration Agreement, dated as of July 12, 2000, among the Company and the other parties identified therein, as amended or modified from time to time.

     "Regulated Subsidiary" means, any Subsidiary of the Company which is subject to regulation by state departments of insurance or some other Government Body such that such Subsidiary must apply statutory accounting rules to the preparation of its financial statements filed with such Government Body.

     "Required Financial Information" shall mean, with respect to any period, the financial statements of the Company with respect to such period required under Section 5.2(a)(ii) and 5.2(a)(iii).

     "Restricted Payments" shall have the meaning set forth in Section 5.4.


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     "Rule 144" means Rule 144 as promulgated by the SEC under the Securities
Act, as amended from time to time, and any successor rule or regulation thereto.

     "Rule 144A" means Rule 144A as promulgated by the SEC under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

     "Sarbanes-Oxley" shall mean Sarbanes-Oxley Act of 2002.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

     "SEC" means the Securities and Exchange Commission and any successor thereto.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.

     "Securities Laws" shall mean the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or PCAOB as each of the foregoing may be amended and in effect on any applicable date hereunder.

     "Security Document" means all instruments, documents and agreements executed by or on behalf of the Company or any of its Subsidiaries to guaranty or provide collateral security with respect to the Obligations and other transactions contemplated by the Senior Credit Agreement, including, without limitation, each of the Collateral Documents, the Senior Subsidiaries Guarantee Agreement and the Senior Indemnity Subrogation and Contribution Agreement (each as defined in the Senior Credit Agreement) and all instruments, documents and agreements executed pursuant to the terms of the foregoing in each case as the same may be amended, supplemented, modified or replaced from time to time.

     "Senior Bank" means (i) the lender (if the sole lender) or the agent (if acting on behalf of lenders) under the Senior Credit Agreement, together with its successors and assigns, or (ii) if there is no agent, those lenders having the ability to bind all lenders under the Senior Credit Agreement.

     "Senior Credit Agreement" means that certain Senior Amended and Restated Credit Agreement dated as of April 13, 2006, by and among the Company, as borrower, the several lenders from time to time party thereto, as lenders, Bank of America, N.A., as administrative agent, issuing lender and swingline lender, and General Electric Capital Corporation, as syndication agent, as amended, modified, supplemented or replaced from time to time, as permitted under Section 5.30.

     "Senior Credit Documents" means a collective reference to the Senior Credit Agreement, the notes issued thereunder, the documents relating to any Letter of Credit (as defined in the Senior Credit Agreement), the Security Documents and all related agreements and documents issued or delivered thereunder or pursuant thereto (other than the Intercompany Notes), in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time, as permitted under Section 5.30.


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     "Senior Indebtedness" means, with respect to the Company or any Subsidiary
Guarantor, without duplication, (A) all of the obligations of the Constituent Companies to the lenders, the issuing lender, the swingline lender or the Senior Bank, whenever arising under the Senior Credit Documents (including any interest accruing after the occurrence of a bankruptcy event with respect to any Constituent Company to the extent such interest is allowed as a claim under Bankruptcy Law) and (B) all liabilities and obligations, whenever arising, owing from the Company or any of its Subsidiaries under any Interest Rate Protection Agreements; provided, however, Senior Indebtedness shall not include (i) in the case of the obligation of the Company in respect of each Note, the obligation of the Company in respect of other Notes, (ii) Indebtedness of the Company to a Subsidiary or an Affiliate of the Company or to DHMI or any of its Subsidiaries including that portion of any such Indebtedness in which a Subsidiary or an Affiliate of the Company or DHMI or any of its Subsidiaries is, directly or indirectly, a participant or beneficial owner, (iii) Indebtedness with respect to any Intercompany Note, (iv) Indebtedness to, or guaranteed on behalf of, any individual shareholder, director, officer or employee of the Company or any of the Company's or such Subsidiary Guarantor's (as the case may be) Subsidiaries (including, without limitation, amounts owed for compensation), (v) Indebtedness represented by Capitalized Lease Obligations or Purchase Money Indebtedness,
(vi) Trade Payables and other Indebtedness and other amounts incurred in connection with obtaining goods, materials or services, (vii) Indebtedness incurred in violation of the provisions of Section 5.5 or 5.6 or 5.14 hereof,
(viii) any Indebtedness of the Company or any Subsidiary Guarantor, as the case may be, which by its terms is unsecured, and (ix) any Indebtedness held, directly or indirectly or through a participation or otherwise, by the Sponsors or any of their Affiliates (unless such Affiliate is an Affiliate of a Person other than GTCR Fund V or TA/Associates).

     "Senior Leverage Ratio" shall mean, as of any day, the ratio of (a) the sum of Total Debt as of such day minus the aggregate principal amount of the Notes outstanding on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on, or most recently preceding, such day.

     "Senior Preferred Stock" shall mean (i) the Series A Senior Preferred Stock issued to Wolverine Investment Pte Ltd and Abbott Capital 1330 Investors I, L.P. on July 17, 1999 and (ii) the Series B Senior Preferred Stock issued to GE Financial Assurance Holdings, Inc. on July 17, 1999, it being understood and agreed that no Senior Preferred Stock shall exist after the Closing Date.

     "Senior Revolver Debt" means Indebtedness the Company and the Subsidiary Guarantors pursuant to one or more senior revolving credit facilities under the Senior Credit Agreement including any swingline subfacility.

     "Senior Term Debt" means the Indebtedness of the Company and the Subsidiary Guarantors pursuant to one or more senior term facilities under the Senior Credit Agreement.

     "Series A Convertible Preferred Stock" means the Series A Convertible Participating Preferred Stock, $.01 par value per share, of the Company.


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     "Series A Preferred Stock" means the Series A Senior Preferred Stock, $.01 par value per share, of the Company.

     "Series B Convertible Preferred Stock" means the Series B Convertible Participating Preferred Stock, $.01 par value per share, of the Company.

     "Series B Preferred Stock" means the Series B Senior Preferred Stock, $.01 par value per share, of the Company.

     "Solvent" means, with respect to any Person on a particular date, that on such date, (a) the fair saleable value of the assets of such Person exceeds its probable liability on its debts as they become absolute and mature; (b) such Person is able to pay its debts or liabilities as such debts and liabilities mature; and (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's assets would constitute an unreasonably small capital.

     "Sponsor Group" shall mean the Sponsors and certain of their respective Affiliates.

     "Sponsors" shall mean, collectively, TA/Associates, GTCR Fund V, Fleet Venture Resources, Nautic Partners, LLC and NMS Capital.

     "Standstill Period" shall have the meaning set forth in Section 8.2(c).

     "Stock Option Plan" shall mean the CompDent Corporation Stock Option Plan adopted by the Board of Directors of CompDent Corporation (n/k/a CompBenefits Corporation) on June 17, 1999, August 20, 2003, and August 25, 2004, which is now referred to as the CompBenefits Corporation Amended and Restated Stock Option Plan.

     "Stockholders Agreement" means that certain Amended and Restated Stockholders Agreement dated as of July 12, 2000, by and among the Company, and the other parties identified therein, as amended or modified from time to time as permitted therein.

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or
(iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Subsidiary Guarantors" shall mean each of the Domestic Subsidiaries of the Company on the Closing Date (other than the Regulated Subsidiaries) and each Additional Subsidiary Guarantor which may thereafter execute a Joinder Agreement and a Subsidiary Guaranty,


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

together with their successors and permitted assigns, and "Subsidiary Guarantor" shall mean any one of them.

     "Subsidiary Guaranty" shall have the meaning set forth in Section 11.1(a).

     "Supplemental Data" shall have the meaning set forth in Section 3.4(e).

     "Surviving Person" shall have the meaning set forth in Section 5.16(b).

     "TA/Associates" shall mean, collectively, TA/Advent VIII L.P., a Delaware limited partnership, Advent Atlantic and Pacific III, L.P., TA Executives Fund LLC, TA Investors, LLC.

     "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

     "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

     "Total Debt" shall mean, as of any day, the total amount of Funded Indebtedness of the Company and its Consolidated Subsidiaries on a consolidated basis as of such day.

     "Total Leverage Ratio" shall mean, as of any day, the ratio of (a) Total Debt as of such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on, or most recently preceding, such day for which financial statements have been delivered under Sections 5.2(a)(ii) or 5.2(a)(iii).

     "Total Voting Power" with respect to any Person on any date shall mean the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities outstanding on such date which are or may thereafter become exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

     "Trade Payables" means, with respect to any Person, accounts payable and other similar accrued current liabilities in respect of obligations or indebtedness to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of property or services.

     "U.S. Government Obligations" means direct obligations of, or obligations guaranteed as to timely payment by, the United States of America for the payment (with respect to interest as well as principal) of which obligation or guarantee the full faith and credit of the United States of America is pledged.


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     "Voting Securities" means any class of Equity Interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking find, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person shall mean any Subsidiary 100% of whose Capital Stock (on a fully diluted basis) is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

10.2 Rules of Construction

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) "or" is not exclusive;

     (c) words in the singular include the plural, and words in the plural include the singular;

     (d) provisions apply to successive events and transactions;

     (e) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation";

     (f) "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and

     (g) references to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of or to this Agreement unless otherwise specifically provided.

10.3 Accounting Terms

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by


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application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 5.2 (or, prior to the delivery of the first financial statements pursuant to Section 5.2, consistent with the financial statements as at December 31, 2005); provided, however, that if (a) the Company shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto after the Closing Date or (b) the Majority Holders shall so object in writing within 90 days after delivery of such financial statements, then such calculations shall be made, at the option of the Company, on a basis consistent with either (i) the most recent financial statements delivered by the Company to the Holders as to which no such objection shall have been made or (ii) GAAP as then in effect. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 5.12 (including, without limitation, for purposes of the definition of "Pro Forma Basis" set forth in Section 10.1), income statement items (whether positive or negative) attributable to any Person or property acquired in any Permitted Acquisition shall, to the extent not otherwise included in such income statement items for the Constituent Companies in accordance with GAAP or in accordance with any defined terms set forth in Section 10.1, be included to the extent relating to any period applicable in such calculations and pro forma adjustments may be included to the extent such adjustments give effect to items that are (x) directly attributable to a Permitted Acquisition, (y) expected to continue to be applicable to the Constituent Companies and (z) factually supportable.

SECTION 11. SUBSIDIARY GUARANTY

11.1 Guaranty

     (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Subsidiary Guarantors hereby irrevocably and unconditionally guarantees (each a "Subsidiary Guaranty") to each Holder of a Note, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company under this Agreement or the Notes, that: (i) the principal and premium (if any) of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a Change of Control, Asset Sale Offer, or otherwise; (ii) all other obligations of the Company to the Holders under this Agreement or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Agreement and the Notes; and
(iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Asset Sale Offer, Change of Control or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

     (b) Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Subsidiary Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances


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

that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Subsidiary Guaranty will not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

     (c) If any Holder is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by either the Company or such Subsidiary Guarantor to such Holder, this Subsidiary Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of this Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Subsidiary Guaranty.

     (d) It is the intention of each Subsidiary Guarantor and the Company that the obligations of each Subsidiary Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Subsidiary Guaranty would be annulled, avoided or subordinated to the creditors of any Subsidiary Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Subsidiary Guaranty was made without fair consideration and that, at, the time thereof, immediately after giving effect thereto, or at the time that any demand is made thereupon such Subsidiary Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Subsidiary Guarantor under such Subsidiary Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

11.2 Execution and Delivery of Subsidiary Guaranty

     To evidence its Subsidiary Guaranty set forth in Section 11.1, each Subsidiary Guarantor agrees that a notation of such Subsidiary Guaranty substantially in the form annexed hereto as Annex A-1 shall be endorsed on each Note and that this Agreement shall be executed on behalf


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

of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor by manual or facsimile signature.

     Each Subsidiary Guarantor agrees that its Subsidiary Guaranty set forth in
Section 11.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guaranty.

     If an Officer whose signature is on a Note no longer holds that office at the time the Note on which a Subsidiary Guaranty is endorsed and issued, the Subsidiary Guaranty shall be valid nevertheless.

     The delivery of any Note by the Company shall constitute due delivery of the Subsidiary Guaranty set forth in this Agreement on behalf of each Subsidiary Guarantor.

11.3 Future Subsidiary Guarantors

     (a) As soon as practicable and in any event within fifteen (15) Business Days after any Person becomes a direct or indirect Subsidiary of the Company or its Subsidiaries, the Company shall provide the Holders with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (i) if such Person is a Domestic Subsidiary of the Company or its Subsidiaries, cause such Person to execute a Subsidiary Guaranty in the form of Annex A-1 and a Joinder Agreement; provided this clause
(i) shall not apply to Regulated Subsidiaries, and (ii) cause such Person to deliver such other documentation as the Majority Holders may reasonably request in connection with the foregoing, including appropriate environmental reports, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Majority Holders.

     (b) In the event any Regulated Subsidiary shall at any time no longer be a Regulated Subsidiary or shall at any time become a guarantor of the Senior Indebtedness, the Company shall comply with the requirements set forth in clause
(a) above with respect to such Domestic Subsidiary.

11.4 Certain Bankruptcy Events

     Each Subsidiary Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Subsidiary Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

11.5 Subordination of Subsidiary Guarantees

     Each Subsidiary Guarantor, for itself and its successors, and each Holder, by its acceptance of its respective Notes, agrees that the obligations of the Subsidiary Guarantors to the


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

Holders of Notes pursuant to the Subsidiary Guaranty and this Agreement are expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, to the same extent as provided in Section 8 hereof with respect to the subordination of payments on the Notes to the prior payment in full of all Senior Indebtedness. For purposes of this Section 11, each Subsidiary Guarantor shall have the same rights and be subject to the same duties and obligations as the Company pursuant to Section 8.

SECTION 12. MISCELLANEOUS

12.1 Notices

     All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:

     (a) if to any Purchaser at the address or telecopy number set forth on the signature pages hereto, with copies to (i) Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, Telecopy No. (214) 999-7895, Attention:
Mark Early, Esq. and (ii) Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York 10111, Telecopy No. (212) 841-5725, Attention: Daniel C. Kolb, Esq.; and

     (b) if to the Company or any Subsidiary Guarantor, to CompBenefits Corporation, 100 Mansell Court East, Suite 400, Roswell, Georgia 30076, Telecopy No. (770) 992-4349, Attention: President, with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02129, Attention: John R. LeClaire.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

     Copies of all notices and communications required or permitted to be delivered to any Purchaser or Holder hereunder shall be delivered to the Noteholder Representative, at the address set forth below, at the same time they are delivered to the Purchaser or Holder.

               Timothy P. Costello
               Newstone Capital Partners, LLC
               200 Crescent Court, Suite 1600
               Dallas, TX 75201
               Telecopy No.: (214) 740-7382

               With a copy to:

               Vinson & Elkins L.L.P.
               2001 Ross Avenue, Suite 3700
               Dallas, Texas 75201
               Telecopy No.: (214) 999-7895
               Attention: Mark Early, Esq.

12.2 Successors and Assigns

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

12.3 Counterparts

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

12.4 Headings

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12.5 Governing Law, Submission to Jurisdiction

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEEDING AGAINST THE COMPANY OR ANY SUBSIDIARY GUARANTOR IN ANY OTHER JURISDICTION.

12.6 Entire Agreement

     This Agreement, together with the Notes, the Amendment and Joinder Agreement, the Management Rights Agreement and the Put and Call Agreements (and any agreement between the Company and any Holder relating to transfers), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, together with the Notes, the Amendment and Joinder Agreement, the Management Rights Agreement and the Put and Call Agreements, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

12.7 Severability

     In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

12.8 Further Assurances

     The Company shall, and shall cause each of the Subsidiaries of the Company to, at their cost and expense, upon request of any Purchaser or Holder, duly execute and deliver, or cause to be duly executed and delivered, to such Purchaser or Holder such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Purchaser or Holder to carry out more effectually the provisions and purposes of this Agreement and the other Documents.

12.9 Disclosure of Financial Information

     Each Holder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company and each of the Subsidiaries of the Company which may be furnished to it hereunder or otherwise, to any other Holder, any court, Governmental Body having jurisdiction over such Holder, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of such Holder's interest in any of the Notes and this Agreement or to any actual or prospective purchaser or assignee thereof.

12.10 Put and Call Agreements

     The parties agree that each Person who acquires any Note pursuant to a Put and Call Agreement shall be treated as a "Purchaser" under this Agreement and, subject to satisfaction of the requirements of Section 1.3, as the registered owner and holder of such Note.

12.11 Tax Forms

     (a) (i) Each Foreign Holder shall deliver to the Noteholder Representative and the Company, prior to the date on which such Foreign Holder becomes a Holder hereunder, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Holder and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Holder by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Holder by the Company pursuant to this Agreement) or such other evidence reasonably satisfactory to the Company and the Noteholder Representative that such Foreign Holder is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Holder shall (A) promptly submit to the Noteholder Representative and the Company such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Noteholder Representative of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Holder by the Company pursuant to this Agreement, (B) promptly notify the Noteholder Representative and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Foreign Holder, and as may be reasonably necessary to avoid any requirement of applicable law that the Company make any deduction or withholding for taxes from amounts payable to such Foreign Holder.

          (ii) Each Foreign Holder, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Holder under any of the Documents, shall deliver to the Noteholder Representative and the Company, on the date when such Foreign Holder ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Noteholder Representative (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Holder as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Holder acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Holder chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Holder is not acting for its own account with respect to a portion of any such sums payable to such Foreign Holder.

          (iii) The Company shall not be required to pay any additional amount to any Foreign Holder under Section 5.18 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Foreign Holder transmits with an IRS Form W-8IMY pursuant to this Section 12.11(a) or (B) if such Foreign Holder shall have failed to satisfy the foregoing provisions of this
     Section 12.11(a); provided that if such Foreign Holder shall have satisfied the requirement of this Section 12.11(a) on the date such Foreign Holder became a Holder or ceased to act for its own account with respect to any payment under any of the Documents, nothing in this Section 12.11(a) shall relieve the Company of its obligation to pay any amounts pursuant to Section 5.18 in the event that, as a result of any change in any applicable law or order, or any change in the interpretation, administration or application thereof, such Foreign Holder is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Holder or other Person for the account of which such Holder receives any sums payable under any of the Documents is not subject to withholding or is subject to withholding at a reduced rate; provided, further, that should such Holder become subject to Taxes that are not required to be paid by the Company pursuant to Section 5.18 because of its failure to satisfy the foregoing provisions of this Section 12.11(a) the Company shall take steps as such Holder shall reasonably request to assist such Holder in recovering such Taxes.

          (iv) The Company may withhold any Taxes required to be deducted and withheld from any payment under any of the Documents with respect to which the Company is not required to pay additional amounts under Section 5.18 or this Section 12.11(a).

     (b) Each Holder that is a "United States person" within the meaning of
Section 7701(a)(30) of the Code shall deliver to the Noteholder Representative and the Company two duly signed completed copies of IRS Form W-9. If such Holder fails to deliver such forms, then the Company may withhold from any interest payment to such Holder an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) The obligation of the Holders under this Section shall survive repayment of Notes.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.

COMPBENEFITS CORPORATION


By: /s/ George W. Dunaway
    ---------------------------------
Name: George W. Dunaway
Title: Chief Financial Officer and
       Treasurer

   COMPBENEFITS SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT - SIGNATURE PAGE

SUBSIDIARY GUARANTORS:

COMPBENEFITS DENTAL AND VISION COMPANY


By: /s/ George W. Dunaway
    ---------------------------------
Name: George W. Dunaway
Title: Chief Financial Officer and
       Treasurer


DENTAL HEALTH MANAGEMENT, INC.


By: /s/ George W. Dunaway
    ---------------------------------
Name: George W. Dunaway
Title: Chief Financial Officer and
       Treasurer


COMPBENEFITS OF GEORGIA, INC.


By: /s/ George W. Dunaway
    ---------------------------------
Name: George W. Dunaway
Title: Chief Financial Officer and
       Treasurer


OHS, INC.


By: /s/ George W. Dunaway
    ---------------------------------
Name: George W. Dunaway
Title: Chief Financial Officer and
       Treasurer


ULTIMATE OPTICAL, INC.


By: /s/ George W. Dunaway
    ---------------------------------
Name: George W. Dunaway
Title: Chief Financial Officer and
       Treasurer

COMPBENEFITS DIRECT, INC.


By: /s/ George W. Dunaway
    ---------------------------------
Name: George W. Dunaway
Title: Chief Financial Officer and
       Treasurer


TEXAS DENTAL PLANS, INC.


By: /s/ George W. Dunaway
    ---------------------------------
Name: George W. Dunaway
Title: Chief Financial Officer and
       Treasurer


DENTAL CARE PLUS MANAGEMENT CORP.


By: /s/ George W. Dunaway
    ---------------------------------
Name: George W. Dunaway
Title: Chief Financial Officer and
       Treasurer

PURCHASERS:

ALPINVEST PARTNERS MEZZANINE 2006 C.V. represented by AlpInvest US Mezzanine Investments by its general partner, in its turn represented by AlpInvest Partners NV its managing director


By: /s/ J.P. de Klerk                   By: /s/ G.V.H. Doeksen
    ---------------------------------       ------------------------------------
Name: J.P. de Klerk                     Name: G.V.H. Doeksen
Title: Managing Partner, CFOO           Title: Managing Partner

Address for Notices:

Alpinvest Partners Mezzanine 2006 C.V.
c/o AlpInvest Partners CV
Jachthavenweg 118
1081 KJ Amsterdam
The Netherlands
Attention: Patrick de van der Schueren
Email: patrick.de.van.schueren@alpinvest.com
Facsimile: +31 2054 07506
Telephone: +31 2054 07526

With copies to:

AlpInvest Partners, Inc.
630 Fifth Avenue
New York, New York 10111
Attention: Gerald Chaney
Email: gerald.chaney@alpinvest.com
Facsimile: 212-332-6241
Telephone: 212-332-6240

and

Ropes & Gray LLP
45 Rockefeller Plaza
New York, New York 10111
Attention: Daniel C. Kolb, Esq.
Email: daniel.kolb@ropesgray.com
Facsimile 212-841-5725
Telephone: 212-841-0600

NEW YORK LIFE INVESTMENT MANAGEMENT
MEZZANINE PARTNERS, LP

By: NYLIM Mezzanine GenPar LP,
    its General Partner

By: NYLIM Mezzanine GenPar GP, LLC,
    its General Partner


By: /s/ James M. Barker
    ---------------------------------
Name: James M Barker
Title: Authorized Signatory

Address for Notices:

NYLIM Mezzanine Partners, LP
c/o NYLCAP Manager LLC
51 Madison Avenue, 16th Floor
New York, New York 10010-1603
Attention: CompBenefits Deal Team
Phone: ______________________
Fax: (212) 576-4416
Email: Thomas_haubenstricker@nylim.com

With a copy to:

Ropes & Gray LLP
45 Rockefeller Plaza
New York, New York 10111
Attention: Daniel C. Kolb, Esq.
Email: daniel.kolb@ropesgray.com
Facsimile 212-841-5725
Telephone: 212-841-0600

NYLIM MEZZANINE PARTNERS PARALLEL FUND, LP

By: NYLIM Mezzanine GenPar, LP
    its General Partner

By: NYLIM Mezzanine GenPar GP, LLC,
    its General Partner


By: /s/ James M. Barker
    ---------------------------------
Name: James M Barker
Title: Authorized Signatory

Address for Notices:

NYLIM Mezzanine Partners Parallel Fund, LP
c/o NYLCAP Manager LLC
51 Madison Avenue, 16th Floor
New York, New York 10010-1603
Attention: CompBenefits Deal Team
Phone: ______________________
Fax #: (212) 576-4416
Email: Thomas_haubenstricker@nylim.com

With a copy to:

Ropes & Gray LLP
45 Rockefeller Plaza
New York, New York 10111
Attention: Daniel C. Kolb, Esq.
Email: daniel.kolb@ropesgray.com
Facsimile 212-841-5725